AGREEMENT AND PLAN OF MERGER

                                      AMONG

                          NETWORK EVENT THEATER, INC.,

                                NEW INVINO, INC.,

                               INVINO CORPORATION,

                                       AND

                             ALL THE STOCKHOLDERS OF

                               INVINO CORPORATION







                             Dated October 15, 1999

                               TABLE OF CONTENTS

                                                                            PAGE

1.       The Merger                                                            1
         1.1        The Merger                                                 1
         1.2        Effective Time                                             1
         1.3        Closing.                                                   1
         1.4        Organizational Documents.                                  1
         1.5        Directors and Officers and Managers                        1
         1.6        Conversion                                                 2
         1.7        Exchange of Certificates Representing NET Common Stock     2
         1.8        Tax Consequences                                           3

2.       Representations and Warranties of NET                                 3
         2.1        Organization                                               3
         2.2        Authority for this Agreement                               3
         2.3        Capitalization                                             4
         2.4        Absence of Certain Changes                                 5
         2.5        Reports                                                    5
         2.6        Consents and Approvals; No Violation                       5
         2.7        Brokers                                                    6

3.       Representations and Warranties of the Principals                      6
         3.1        Organization and Qualification                             6
         3.2        Capitalization                                             6
         3.3        Authority for this Agreement                               6
         3.4        Absence of Certain Changes                                 7
         3.5        Financial Statements and other Information                 7
         3.6        Absence of Undisclosed Liabilities                         7
         3.7        Consents and Approvals; No Violation                       7
         3.8        Employee Matters                                           8
         3.9        Litigation, Etc                                           10
         3.10       Tax Matters                                               10
         3.11       Compliance with Law                                       11
         3.12       Contracts                                                 11
         3.13       Title to Assets                                           11
         3.14       Related Party Transactions                                11
         3.15       Permits and Licenses                                      11
         3.16       Banks; Powers of Attorney                                 12
         3.17       Intangible Property                                       12
         3.18       Insurance                                                 12
         3.19       Certain Understandings                                    12
         3.20       Brokers                                                   12
         3.21       Securities Law Matters                                    12

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


4.       Covenants                                                            13
         4.1        Confidentiality                                           13
         4.2        Public Announcements                                      13
         4.3        Employment Agreements                                     13
         4.4        Ordinary Course of Business                               13
         4.5        Restricted Activities and Transactions                    14
         4.6        Access to Records and Properties; Opportunity to
                    Ask Questions                                             15
         4.7        Supplements to Written Disclosures and Financial
                    Statements                                                15
         4.8        Further Assurances                                        15
         4.9        Employee Benefit Matters                                  15

5.       Conditions to the Obligations of Net.                                15
         5.1        Representations and Warranties True as of Closing         15
         5.2        Performance of Covenants                                  16
         5.3        Litigation                                                16
         5.4        No Adverse Change                                         16
         5.5        Consents and Approvals                                    16
         5.6        Certificates                                              16
         5.7        Opinion of Hutchins, Wheeler & Dittmar                    16
         5.8        Employment Agreements                                     17

6.       Conditions to the Obligations of Invino                              17
         6.1        Representations and Warranties True as of Closing         17
         6.2        Performance of Covenants                                  17
         6.3        Litigation                                                17
         6.4        No Adverse Change                                         17
         6.5        Certificates                                              17
         6.6        Opinion of Proskauer Rose LLP                             17
         6.8        Merger Certificate                                        18

7.       Indemnification and Related Matters                                  18
         7.1        Indemnification                                           18
         7.2        Related Matters                                           19
         7.3        Time and Manner of Certain Claims                         19
         7.4        Defense of Claims by Third Parties                        19
         7.5        Method of Payment                                         20
         7.6        Maximum Liability and Remedies                            20
         7.7        No Representations or Warranties Except Under
                    Sections 2 and 3                                          20

8.       Other Agreements                                                     20
         8.1        Agreements of Invino and Stockholders                     20
         8.2        Restrictions on Shares.                                   22
         8.3        Piggyback Registration                                    22
         8.4        Current Public Information                                23

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9.       Termination, Amendment and Waiver                                    24
         9.1        Termination                                               24
         9.2        Effect of Termination                                     24
         9.3        Amendment                                                 24
         9.4        Waiver                                                    24

10.      Miscellaneous                                                        24
         10.1       Enforcement of the Agreement                              24
         10.2       Expenses                                                  24
         10.3       Validity                                                  25
         10.4       Notices                                                   25
         10.5       Governing Law                                             26
         10.6       Headings                                                  26
         10.7       Parties in Interest                                       26
         10.8       Counterparts                                              26
         10.9       Certain Definitions                                       26
         10.10      Entire Agreement                                          28

                          AGREEMENT AND PLAN OF MERGER

                             Dated October 15, 1999
                             ----------------------

         The parties to this agreement and plan of merger are Network Event Theater, Inc., a Delaware corporation ("NET"), New Invino, Inc., a Delaware corporation and a wholly-owned subsidiary of NET ("New Invino"), Invino Corporation, a Delaware corporation ("Invino"), and all the stockholders of Invino (collectively, the "Stockholders").

         The parties agree as follows:

1.  The Merger

    1.1 The Merger. At an Effective Time (as defined in section 1.2), upon the terms of this agreement and subject to the provisions of the Delaware General Corporation Law (the "Law"), New Invino shall be merged with and into Invino (the "Merger"). Invino shall be the surviving corporation in the Merger (the "Surviving Corporation").

    1.2 Effective Time. Subject to the provisions of this agreement, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a duly executed and verified certificate of merger as promptly as practicable, after the satisfaction or waiver of the conditions set forth in sections 5 and 6, and shall take all other action required by law to effect the Merger. The Merger shall become effective upon the filing referred to in the preceding sentence. At the time the Merger becomes effective (the "Effective Time"), the separate corporate existence of New Invino shall cease.

    1.3 Closing. Subject to earlier termination as provided in section 9, at 10:00 a.m., New York time, on the third business day following the satisfaction of the conditions set forth in section 5.5 (or such other time as Net and Invino may agree), a closing (the "Closing") shall be held at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York (or such other place as Net and Invino may agree).

    1.4 Organizational Documents. The certificate of incorporation and by-laws of New Invino, as in effect on the date of this agreement, shall be the certificate of incorporation and by-laws, respectively, of the Surviving Corporation.

    1.5  Directors  and Officers and Managers.  The persons  listed in  schedule
1.5 shall be the directors and officers of the Surviving Corporation, until their respective successors are duly elected and qualified.

    1.6  Conversion

         (a) At the Effective Time, (i) the shares of common stock, $.001 par value, of Invino ("Invino Common Stock") and the shares of Series A Preferred Stock, $.001 par value, of Invino (the "Invino Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than shares held in the treasury of Invino, all of which shall be cancelled) shall, by virtue of the Merger and without any action on the part of any person or entity, be converted into the right to receive, in the aggregate, a number of shares of common stock, $.01 par value, of NET ("NET Common Stock") determined by dividing (A) $9,000,000 by (B) the Average Price (as defined in section 1.6(e)), and (ii) each share of common stock, $.01 par value, of New Invino issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of any person or entity, be converted into and become one share of Invino Common Stock.

         (b) All NET Common Stock issued in the Merger will be duly authorized, validly issued and fully paid and non-assessable, and shall be free and clear of all liens, claims, encumbrances or restrictions ("Liens") (other than any Liens that may arise from any action of the stockholder to whom the shares are issued).

         (c) The holders of shares of Invino Preferred Stock and Invino Common Stock (collectively, "Invino Stock") immediately prior to the Effective Time shall cease to have any rights as stockholders of Invino and their sole right shall be the right to receive the number of whole shares of NET Common Stock into which their shares of Invino Stock have been converted pursuant to section 1.6(a).

         (d) Invino and the Stockholders shall cause each option or other right to acquire shares of Invino Common Stock that is outstanding to be cancelled prior to the Effective Time so that, at the Effective Time, no such option or right is outstanding.

         (e) "Average Price" means the average closing price of a share of NET Common Stock on the Nasdaq National Market on the 30 trading days immediately preceding the third day preceding (i) in the case of the shares referred to in the first sentence of section 1.7, the Closing, or (ii) in the case of a Quarterly Closing Date referred to in section 1.7, the applicable Quarterly Closing Date.

    1.7  Exchange of Certificates Representing NET Common Stock.

         (a) Immediately after the Effective Time, NET shall issue to each of Omar H. Khudari, Daniel B. Grunberg, Alan Docter, William O'Connell and Gore Creek Trust (a "Preferred Holder") or each former holder of Invino Common Stock (a "Common Holder") the number of shares of NET Common Stock set forth opposite such person's name on schedule 1.7(a).

         (b) On each of the first twelve Quarterly Closing Dates (as defined below) after the Effective Time (beginning December 31, 1999), NET shall issue to each Common Holder listed on schedule 1.7(b) a number of shares of NET Common Stock determined in accordance with the calculation set forth opposite such person's name on schedule 1.7(b). "Quarterly Closing Date" means December 31, March 31, June 30 and September 30, unless that day is a Saturday, Sunday or legal holiday, in which case the Quarterly Closing Date shall be the first business day thereafter.

         (c) NET shall issue the shares of NET Common Stock required to be issued on the applicable Quarterly Closing Dates under this section 1.7 without the necessity of any notice or demand by Invino, its former stockholders or otherwise. In addition, NET shall use reasonable efforts to deliver stock certificates to the respective Common Holders representing the shares issued to him or her on each such Quarterly Closing Date within three days of the applicable Quarterly Closing Date, and shall, in any event, deliver such stock certificates not later than 10 days after the applicable Quarterly Closing Date.

    1.8 Tax Consequences. The parties intend that the Merger constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code (the "Code"), and that this agreement constitute a "plan of reorganization" within the meaning of section 368(a) of the Code. The parties agree to maintain all of their books and records, and to prepare and file all federal, state and local income tax returns and schedules thereto, in a manner consistent with the Merger being qualified as a reverse triangular merger under section 368(a)(2)(E) of the Code. The parties have taken no action and shall take no action inconsistent with the Merger being treated as a tax free reorganization within the meaning of section 368(a)(2)(E) of the Code. Each party shall provide the other(s) such information, reports, returns, statements and schedules as may be reasonably required to assist the other(s) in accounting for and reporting the Merger being so qualified.

2. Representations and Warranties of NET. NET represents and warrants to Invino as follows:

    2.1 Organization. Each of NET and New Invino is a duly incorporated and validly existing corporation in good standing under the law of the state of Delaware, with the corporate power and authority to own its properties and conduct its business as now being conducted.

    2.2 Authority for this Agreement. Each of NET and New Invino has the requisite corporate power and authority to execute and deliver this agreement and the other agreements to be executed and delivered by it pursuant to this agreement (collectively, the "Agreements") and to consummate the transactions contemplated by the Agreements. Except for corporate proceedings that have already occurred, no corporate proceedings on the part of NET or New Invino are necessary to authorize the Agreements or to consummate the transactions so contemplated. This agreement has been duly and validly executed and delivered by each of NET and New Invino, and, when the other Agreements are executed and delivered by the parties to them and assuming each Agreement constitutes the valid and binding obligation of each of the parties to them (other than NET and New Invino), each Agreement will constitute a valid and binding agreement of each of NET and New Invino that is a party to it, enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject to general principles of equity (whether considered in a proceeding in equity or at law).

    2.3  Capitalization

         (a) The authorized capital stock of NET consists of 32,000,000 shares of NET Common Stock and 1,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock"). As of the close of business on September 16, 1999, 16,987,421 shares of NET Common Stock were issued and outstanding; no shares of Preferred Stock were issued or outstanding; no shares of NET Common Stock were held in NET's treasury; and there were outstanding options and warrants to purchase an aggregate of 1,449,987 shares of NET Common Stock. Since September 16, 1999, the Company has not (i) issued any shares of NET Common Stock, other than upon the exercise of options or warrants then outstanding, (ii) granted any options, warrants or other rights to purchase shares of NET Common Stock or
(iii) split, combined or reclassified any of its shares of capital stock. All the outstanding shares of NET Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights. Except as set forth in this section 2.2, on the date of this agreement, there are no outstanding (i) shares of capital stock or other voting securities of NET, (ii) securities of NET convertible into or exchangeable for shares of capital stock or voting securities of NET or (iii) except for securities issuable in connection with the Merger referred to in section 6.1(b), options, warrants, rights or other agreements or commitments to acquire from NET, or obligations of NET to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of NET, or obligations of NET to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i), (ii) and (iii), collectively, the "NET Securities"). There are no outstanding obligations of NET or any subsidiary of NET to repurchase, redeem or otherwise acquire any NET Securities. It is understood and agreed that, when reference is made to a subsidiary or subsidiaries in this section 2, that term does not include Common Places, LLC ("CP"). The authorized capital stock of New Invino consists of 100 shares of common stock, $.01 par value, all of which are issued and outstanding and owned by NET.

         (b) Except for the pledge of shares of certain of NET's subsidiaries to First Union National Bank to secure certain loans, NET is, directly or indirectly, the record and beneficial owner of all the outstanding shares of capital stock of each of its subsidiaries, free and clear of any Lien, and there are no irrevocable proxies with respect to any such shares. There are no outstanding (i) securities of NET or any of its subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any subsidiary, or (ii) options, warrants or other rights to acquire from NET or any of its subsidiaries, or other obligations of NET or any of its subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any of its subsidiaries, or other obligations of NET or any of its subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i) and (ii), collectively, the "Subsidiary Securities"). There are no outstanding obligations of NET or any of its subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

    2.4 Absence of Certain Changes . Except as disclosed in the SEC Reports (as defined in section 2.5), since March 31, 1999, NET and its subsidiaries taken as a whole have not suffered any Material Adverse Effect.

    2.5  Reports

         (a) NET has filed with the Securities and Exchange Commission (the "SEC") all forms, reports and documents required to be filed by it pursuant to applicable law, all of which have complied as of their respective filing dates in all material respects with all applicable requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules under the Exchange Act. None of the filings by NET with the SEC (the "SEC Reports"), including, without limitation, any financial statements or schedules included or incorporated by reference in the SEC Reports, at the time filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. NET is in compliance in all material respects with all reporting and filing requirements of the Exchange Act.

         (b) The consolidated financial statements of NET included (or incorporated by reference) in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except to the extent set forth in those financial statements, including the notes, if any) and present fairly in all material respects the consolidated financial position of NET as of their respective dates, and the consolidated results of operations and changes in financial condition and cash flows for the periods presented, subject, in the case of the unaudited interim financial statements, to normal, recurring, year-end adjustments. The consolidated balance sheet of NET as of June 30, 1999 and the notes thereto included in the SEC Reports reflect all liabilities required by generally accepted accounting principles applied on a consistent basis to be reflected therein.

    2.6 Consents and Approvals; No Violation. Neither the execution and delivery of the Agreements by NET or New Invino nor the consummation of the transactions contemplated by the Agreements will (a) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of NET or any of its subsidiaries; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) pursuant to the Exchange Act or (ii) the filing of a certificate of merger pursuant to the Law; (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which NET or any of its subsidiaries is a party or by which any of them or any of their assets are bound, except where such default would not reasonably be expected to have a Material Adverse Effect; or (d) violate in any respect any order, writ, injunction, decree, statute, rule or regulation applicable to NET or any of its subsidiaries or by which any portion of their assets are bound, except where such violation would not reasonably be expected to have a Material Adverse Effect.

    2.7 Brokers. No broker, finder or other investment banker is entitled to receive any brokerage, finder's or other fee or commission in connection with this agreement or the transactions contemplated by this agreement based upon agreements made by or on behalf of NET or any of its subsidiaries.

3. Representations and Warranties of the Principals. The Principals (as defined in section 4.3) severally represent and warrant to NET as follows:

    3.1 Organization and Qualification. Invino is a duly incorporated and validly existing corporation in good standing under the law of the state of Delaware, with the corporate power and authority to own its properties and conduct its business as now being conducted, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect.

    3.2 Capitalization. There are 2,157,627 shares of Invino Common Stock and 47,011 shares of Invino Preferred Stock issued and outstanding, and there are no outstanding options to purchase shares of Invino Common Stock. All the outstanding shares of Invino Stock have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights. Except as set forth in this section 3.2 or in schedule 3.2, there are no outstanding
(i) shares of capital stock or voting securities of Invino, (ii) securities of Invino convertible into or exchangeable for capital stock or voting securities of Invino or (iii) options, warrants, rights or other agreements or commitments to acquire from Invino, or obligations of Invino to issue, any capital stock or voting securities or securities convertible into or exchangeable for capital stock or voting securities of Invino, or obligations of Invino to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i), (ii) and (iii), collectively, the "Invino Securities"). Except as set forth in schedule 3.2, there are no outstanding obligations of Invino to repurchase, redeem or otherwise acquire any Invino Securities, and there are no other outstanding equity related awards. Except as set forth in schedule 3.2, there are no voting trusts or other agreements or understandings to which Invino is a party with respect to the voting of capital stock of Invino. Invino does not own or have any liability or obligation to acquire any securities or other interest in any other business or entity.

    3.3 Authority for this Agreement. Invino has the corporate power and authority to execute and deliver this agreement and to consummate the transactions contemplated by this agreement. The execution and delivery of this agreement by Invino and the consummation by Invino of the transactions contemplated by this agreement have been duly and validly authorized and no other proceedings on the part of Invino are necessary to authorize this agreement or to consummate the transactions so contemplated. This agreement has been duly and validly executed and delivered by Invino and each Stockholder and, when the other Agreements are executed and delivered by the parties to them (other than Invino and the Stockholders), each Agreement constitutes or will constitute a valid and binding agreement of each of Invino and the Stockholders that is a party to it, enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject to general principles of equity (whether considered in a proceeding in equity or at law).

    3.4 Absence of Certain Changes. Except as set forth in schedule 3.4, since June 30, 1999: (a) Invino has not suffered any Material Adverse Effect, (b) Invino has conducted its business only in the ordinary course consistent with past practice and (c) there has not been (i) any declaration, setting aside or payment of any dividend or other distribution in respect of Invino Stock or any repurchase, redemption or other acquisition by Invino of any outstanding Invino Stock or other securities in, or other ownership interests in, Invino; (ii) any entry into any written employment agreement with, or any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment pursuant to arrangements set forth in schedule 3.4) of compensation payable or to become payable by Invino to, its employees or officers; (iii) any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such employees or officers, except increases occurring in the ordinary course of business or as required by law or as necessary to maintain tax-qualified status; or (iv) any action by Invino that, if taken after the date of this agreement, would constitute a breach of section 4.4 or 4.5.

    3.5 Financial Statements and other Information. The financial statements of Invino listed in schedule 3.5, copies of which previously have been furnished to NET, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except to the extent set forth in those financial statements, including the notes, if any) and present fairly in all material respects the financial position of Invino as of their respective dates, and the results of operations and changes in financial condition and cash flows for the periods presented, subject to normal, recurring, year-end adjustments. At September 30, 1999, Invino's stockholders' accumulated deficit was $35,500.

    3.6 Absence of Undisclosed Liabilities. As of the date of this agreement, Invino does not have any liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, other than (a) liabilities and obligations under leases, commitments and other agreements entered into in the ordinary course of business (which, to the extent required by this agreement, are set forth in the schedules to this agreement), (b) accounts payable and accrued expenses incurred in the ordinary course of business and (c) the liabilities set forth in schedule 3.6. At the Effective Time, the sum of all Invino's liabilities will not exceed $200,000. Invino does not know of any basis for the assertion against it of any material liability as of the date of this agreement.

    3.7 Consents and Approvals; No Violation. Neither the execution and delivery of the Agreements by Invino or any Stockholder nor the consummation of the transactions contemplated by the Agreements will (a) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of Invino; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) pursuant to the Exchange Act or the Securities Act of 1933 (the "Act") in connection with any required registration of any shares of NET Common Stock issued under this agreement or (ii) the filing of a certificate of merger pursuant to the Law; (c) result in a material default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, license, agreement or other instrument or obligation to which Invino or any Stockholder is a party or by which Invino or any Stockholder or any of its or their assets are bound; or (d) violate in any material respect any material order, writ, injunction, decree, statute, rule or regulation applicable to Invino or any Stockholder or by which any material portion of its or their assets are bound.

    3.8  Employee Matters

         (a) For purposes of this agreement, the term "Plan" refers to the following maintained on behalf of any employee of Invino (whether current, former or retired), or their beneficiaries, by Invino, or any entity that would be deemed a "single employer" with Invino under section 414(b), (c), (m) or (o) of the Internal Revenue Code (the "Code") or section 4001 of the Employee Retirement Income Security Act of 1974 ("ERISA") (an "ERISA Affiliate"): any "employee benefit plan" (within the meaning of section 3(3) of ERISA), or any other plan, program, agreement or commitment, an employment, consulting or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, severance pay, life, health, disability or accident insurance plan. Schedule 3.8(a) lists each Plan.

         (b) Neither Invino nor any of the ERISA Affiliates nor any of their respective predecessors has ever contributed to or contributes to, or otherwise participated in or participates in any "multiemployer plan" (within the meaning of section 4001(a)(3) of ERISA or section 414(f) of the Code), any single employer pension plan (within the meaning of section 4001(a)(15) of ERISA) that is subject to sections 4063 and 4064 of ERISA or any plan that is subject to Title IV of ERISA or section 412 of the Code.

         (c) Invino, each ERISA Affiliate, each Plan and each "plan sponsor" (within the meaning of section 3(16) of ERISA) of each "welfare benefit plan" (within the meaning of section 3(1) of ERISA) has complied in all respects with the requirements of section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA, except for a failure or failures to comply that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (d) With respect to each Plan:

             (i) each Plan intended to qualify under section 401(a) of the Code has been qualified since its inception and has received a determination letter from the Internal Revenue Service (the "IRS") to the effect that the Plan is qualified under section 401 of the Code and any trust maintained pursuant to the Plan is exempt from federal income taxation under section 501 of the Code and nothing has occurred that would cause the loss of such qualification or exemption or the imposition of any material penalty or tax liability upon of the remedial amendment period will apply, for a determination letter from the IRS pursuant to Revenue Procedure 93-39, for each Plan intended to qualify under section 401(a) of the Code;

             (ii) no event has occurred in connection with which Invino or any ERISA Affiliate could be subject to any material liability under ERISA, the Code or any other law, regulation or governmental order applicable to any Plan, including, without limitation, section 406, 409, 502(i) or 502(l) of ERISA, or section 4975 of the Code; and

             (iii) each material Plan complies in all material respects with the applicable requirements of ERISA and the Code.

         (e) Invino has furnished NET with respect to each Plan:

             (i) a copy of each annual report, if required by ERISA to be prepared, with respect to the Plan, together with a copy of all financial statements for each Plan, if required by ERISA to be prepared;

             (ii) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, required under ERISA with respect to the Plan, and, unless the Plan is embodied entirely in an insurance policy to which Invino is a party, a true and complete copy of the Plan; and

             (iii) if the Plan is funded through a trust or any third party funding vehicle (other than an insurance policy), a copy of the trust or other funding agreement and the latest related financial statements, if any.

         (f) Except as set forth in schedule 3.8(f), Invino has not announced any plan or commitment to create any additional Plans or, except in the ordinary course of business in accordance with its customary practices or as required by law or as necessary to maintain tax-qualified status, to amend or modify any Plan.

         (g) Except as set forth in schedule 3.8(g), Invino is not a party to any collective bargaining agreement.

         (h) Except as set forth in schedule 3.8(h), the consummation of the transactions contemplated by this agreement will not give rise to any liability for severance pay, unemployment compensation, termination pay or withdrawal Eliability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any current, former, or retired employee or their beneficiaries solely by reason of such transactions. No amounts payable under any Plan will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

         (i) Except as set forth in schedule 3.8(i), neither Invino nor any ERISA Affiliate maintains, contributes to or in any way provides for any benefits (other than under section 4980B of the Code, the Federal Social
Security Act or a plan qualified under section 401(a) of the Code) to any current or future retiree or terminated employee.

         (j) Schedule 3.8(j) sets forth (i) the name of each employee, independent contractor and consulting or similar firm employed or engaged by Invino, (ii) the title and a brief description of responsibilities of each such person or firm, (iii) the location in which each such person or firm ordinarily performs services for Invino, (iv) the approximate number of hours per week each such person or firm performs services for Invino and (v) each such person's or firm's salary or other compensation.

    3.9 Litigation, Etc. Except as set forth in schedule 3.9, there is no claim, action, proceeding or governmental investigation pending or, to the knowledge of Invino or the Principals, threatened against Invino before any court or governmental or regulatory authority that, individually or in the aggregate, (a) could reasonably be expected to have a Material Adverse Effect or (b) has had or could reasonably be expected to have a material adverse effect on the ability of Invino to consummate the transactions contemplated by this agreement or in any manner challenges or seeks to prevent, enjoin or delay the Merger.

    3.10 Tax Matters

         (a) Except as set forth in schedule 3.10(a):

             (i) all returns and reports relating to Taxes required to be filed with respect to Invino or any of its income, properties or operations have been duly filed in a timely manner (taking into account all extensions of due dates), and, to the knowledge of Invino and the Stockholders, all information in such returns, declarations and reports is true, correct and complete in all material respects;

             (ii) all Taxes attributable to Invino that were shown to be due and payable on such returns and reports have been paid;

             (iii) there is no claim or assessment pending or, to the knowledge of Invino and the Stockholders, threatened against Invino for any alleged material deficiency in Taxes attributable to Invino;

             (iv) Invino has satisfied in all material respects for all periods all applicable withholding Tax requirements (including, without limitation, income, social security and employment tax withholding for all types of compensation); and

             (v) Invino has furnished NET complete and accurate copies of all Tax returns, and all related amendments, filed by or on behalf of Invino.

         (b) Except as set forth in schedule 3.10(b), there are no agreements in effect to extend the period of limitations for the assessment or collection of any income, franchise or other Tax for which Invino may be liable.

    3.11. Compliance with Law. Except as set forth in schedule 3.11, to the knowledge of Invino and the Principals, Invino is not in conflict with, or in default or violation of, any law, rule or regulation (including, but not limited to, any applicable law, rule or regulation respecting employment and employment practices, terms and conditions of employment and wages and hours), or any order, judgment or decree applicable to Invino or by which any property or asset of Invino is bound or affected, except where such conflicts, defaults or violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

    3.12 Contracts.  Schedule  3.12  contains an  accurate and complete list of:
(a) all Invino's commitments and other agreements for the purchase of materials, supplies, equipment, and software, other than commitments and other agreements that were entered into in the ordinary course of business and involve an expenditure by Invino of less than $10,000 for any one commitment or two or more related commitments; (b) all notes and agreements relating to any indebtedness of Invino; (c) all leases or other rental agreements under which Invino is either lessor or lessee; and (d) all Invino's other agreements, commitments and understandings (written or oral) that require payment by Invino of more than $10,000 individually. True and complete copies of all written leases, commitments and other agreements referred to on in schedule 3.12 have been delivered or made available to NET. There are no material breaches or defaults by Invino under any such agreements, and, to the knowledge of Invino, there are no material breaches or defaults by the other party under any such agreements, and, to the knowledge of Invino, all such agreements are in full force and effect and are binding obligations of the parties to such agreements.

    3.13 Title to Assets. Except as set forth in schedule 3.13 and except for the Lien, if any, of current taxes not yet due and payable, Invino has valid title, free and clear of any Lien, to all the assets, tangible and intangible, used in or needed to conduct Invino's business, and those assets will be sufficient to enable it to continue after the Effective Time to operate all aspects of its business in the manner in which it has been operated. Except as set forth in schedule 3.13, Invino owns, free and clear of any Lien, all rights to its Grapevine software, and no other party has any rights with respect to the ownership, use, exploitation or operation of such software; and the parties listed in schedule 3.13A have assigned to Invino all their rights to such software.

    3.14 Related Party Transactions. Except as set forth in schedule 3.14, Invino does not owe any amount to, or have any contract with or commitment to, or use any property (real or personal) in its business owned or leased by, any of its stockholders, or any director, officer, employee, agent or representative of Invino or any of their respective affiliates.

    3.15 Permits and Licenses. Invino has all permits, licenses, franchises and other authorizations ("Licenses") necessary for the conduct of its business, and all such Licenses are valid and in full force and effect, except where the failure to have such Licenses would not have a Material Adverse Effect. All Licenses held by Invino that are material to its business are set forth in schedule 3.15. Any License of Invino to use any software is valid and, to the knowledge of Invino and the Principals, does not infringe the property rights of any third party. Except as set forth in schedule 3.15, Invino has not granted to any person or entity any interest, as licensee or otherwise, in any of its owned software or databases or in any of its lists.

    3.16 Banks; Powers of Attorney. Schedule 3.16 sets forth (a) the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Invino maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto, and (b) the names of all persons to whom Invino has granted a power of attorney, together with a description thereof. Invino has provided NET with true and complete copies of all bank statements received by it prior to the date of this agreement.

    3.17 Intangible Property. Schedule 3.17 (a) sets forth a complete list of the trademarks, trade names, copyrights and logos used by Invino in its business as presently conducted. Invino owns, free and clear of any Lien, each of those trademarks, trade names, copyrights and logos (including registrations and applications for registration of any of them), and they constitute all the trademarks, copyrights, trade names and logos necessary for the continued operation of Invino's business in a manner consistent with past practice. Except as set forth on schedule 3.17(b), to the knowledge of Invino and the Principals, Invino is not infringing upon any trademark, trade name, copyright or other rights of any third party; no proceedings are pending or, to the knowledge of Invino, overtly threatened alleging any such infringement; and no claim has been received by Invino alleging any such infringement. To the knowledge of Invino and the Principals, there is no violation by others of any right of Invino with respect to any trademark, trade name or copyright.

    3.18 Insurance. Schedule 3.18 sets forth a complete list of all the insurance policies held by Invino, specifying with respect to each policy the policy limit, type of coverage, location of the property covered, annual premium, premium payment date and expiration date. True and complete copies of all those policies have been made available to NET.

    3.19 Certain Understandings. Schedule 3.19 sets forth a brief description of the status of Invino's negotiations to provide services to the parties named in schedule 3.19 and any letters of understanding or similar documents Invino and any such parties have entered into.

    3.20 Brokers. No broker, finder or other investment banker is entitled to receive any brokerage, finder's or other fee or commission in connection with this agreement or the transactions contemplated by this agreement based upon agreements made by or on behalf of Invino.

    3.21 Securities Law Matters

         (a) Except for the Stockholders listed in schedule 3.21, each Stockholder is an accredited investor within the meaning of Regulation D under the Act. Each Stockholder, by virtue of his experience in evaluating and investing in private placement transactions of securities of companies similar to NET, is capable of evaluating the merits and risks of his investment in NET and has the capacity to protect his own interests. Each Stockholder has had access to NET's senior management and has had the opportunity to conduct such due diligence review as he has deemed appropriate.

         (b) Each Stockholder is acquiring the shares of NET Common Stock for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part of those shares. Each Stockholder understands that those shares have not been registered under the Act or applicable state and other securities laws by reason of a specific exemption from the registration provisions of the Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the Stockholder's investment intent and the accuracy of his representations in this section.

         (c) Each Stockholder acknowledges and understands that he must bear the economic risk of this investment for an indefinite period of time because the shares he is acquiring must be held indefinitely, unless subsequently registered under the Act and applicable state and other laws or unless an exemption from registration is available. Each Stockholder understands that any transfer agent of NET will be issued stop-transfer instructions with respect to the shares, unless any transfer is subsequently registered under the Act and applicable state and other securities laws or unless an exemption from registration is available.

4.  Covenants

    4.1 Confidentiality. In the event of termination of this agreement, NET shall return to Invino, and Invino and the Stockholders shall return to NET, all non-public documents, work papers and other material (including, to the extent practicable, all copies) obtained pursuant to this agreement or in connection with the transactions contemplated by this agreement. The parties shall use all reasonable efforts to keep confidential any information obtained pursuant to this agreement or in connection with the transactions contemplated by this agreement, unless such information is readily ascertainable from public or published information or trade sources or is otherwise available to a particular party as a creditor or stockholder of another party.

    4.2 Public Announcements. NET shall not make, issue or release any other public announcement concerning the terms, conditions or status of the transactions contemplated by this agreement, without giving Invino reasonable advance notice and making a good faith attempt to obtain the prior approval of Invino with respect to the contents of such announcement, which approval shall not be unreasonably withheld or delayed. Invino shall not make, issue or release any public announcement concerning the terms, conditions or status of the transactions contemplated by this agreement, without the prior approval of NET.

    4.3 Employment Agreements. Immediately prior to the Effective Time, Malay Kundu, Jason Hunter and William Tyler (the "Principals") shall, and NET shall cause CP to, execute and deliver employment agreements in the form of exhibit A (the "Employment Agreements").

    4.4 Ordinary Course of Business. From the date of this agreement until the Effective Time, Invino shall (a) conduct its business in the ordinary course, consistent with past practice; (b) use its best efforts to preserve all present relationships with persons having business dealings with it; and (c) use its best efforts to maintain, preserve and protect its assets and goodwill.

    4.5 Restricted Activities and Transactions. From the date of this agreement until the Effective Time, Invino shall not engage in any of the following activities or transactions, without the prior written approval NET:

             (a)  amend its certificate of incorporation or by-laws;

             (b) except for issuances of Invino Common Stock pursuant to outstanding options, issue, sell or deliver, or agree to issue, sell or deliver, any Invino Stock or any securities convertible into or exchangeable for Invino Stock, or grant or issue, or agree to grant or issue, any options, warrants, incentive awards or other rights to acquire any such securities;

             (c) borrow or agree to borrow any funds or incur, or assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), other than indebtedness for money borrowed from NET and any other liability incurred in the ordinary course of business, or issue, sell or deliver, or agree to issue, sell or deliver, any bonds, debentures, notes or other debt securities;

         (d) declare or pay any dividend or make any distribution on or in respect of Invino Stock, whether in cash, stock or property or, directly or indirectly, redeem, purchase or otherwise acquire any Invino Stock or make any other distribution of its assets to the holders of Invino Stock;

         (e) sell, transfer or acquire, or agree to sell, transfer or acquire, any properties or assets, tangible or intangible, other than in the ordinary course of business and for consideration at least equal to the fair market value of the properties or assets transferred;

         (f) except as specifically permitted by this agreement, enter into any contract, agreement, lease or understanding, other than any contract, agreement, lease or understanding entered into in the ordinary course of business that is not material;

         (g) grant any increase in compensation, hire any additional employees or enter into any employment agreement;

         (h) become liable for or make any material change in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement or other employee or executive benefit plan, payment or arrangement, except as required by law;

         (i) except as contemplated by this agreement, merge or consolidate with any other entity, or acquire stock or, except in the ordinary course of business, any business, property or assets of any other person or entity;

         (j) except as required by law or by subsequently promulgated generally accepted accounting principles, alter the manner of keeping its books, accounts or records, or alter the accounting practices reflected in such books, accounts or records; or

         (k) take any other action that would cause any of Invino's representations and warranties in this agreement not to be true and correct in all material respects on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time.

    4.6 Access to Records and Properties; Opportunity to Ask Questions. From the date of this agreement until the Effective Time, Invino shall make available for inspection by NET or its representatives, and NET shall make available for inspection by Invino or its representatives, during normal business hours, the premises, corporate records, books of account, contracts and all other documents of reasonably requested by NET and its authorized employees, counsel and auditors in order to permit them to make a reasonable inspection and examination of the business and affairs of Invino or NET, as the case may be. Each of Invino and NET shall cause its managerial employees, counsel and independent accountants to be available upon reasonable notice to answer questions of NET's or Invino's representatives, as the case may be, concerning its business and affairs, and shall cause them to make available all relevant books and records in connection with such inspection and examination, provided that these activities are conducted in a manner that does not unreasonably interfere with the other's business.

    4.7 Supplements to Written Disclosures and Financial Statements. From the date of this agreement until the Effective Time, Invino shall promptly deliver to NET any information concerning events subsequent to the date of this agreement necessary to supplement the representations and warranties of Invino in this agreement in order that the information be kept current, complete and accurate in all material respects, it being understood and agreed that the delivery of such information shall not constitute a waiver by NET of any rights as a result of a misrepresentation or breach of warranty in section 3.

    4.8 Further Assurances. Each party shall (a) promptly execute and deliver such instruments and take such other action as the others may reasonably request to carry out this agreement, and (b) from the date of this agreement until the Effective Time, use all reasonable best efforts promptly to obtain the consents of all parties to all agreements and other documents necessary for the consummation of the transactions contemplated by this agreement.

    4.9 Employee Benefit Matters. For purposes of any employee benefit plan, program or arrangement (including vacation policy) maintained by NET or CP after the Effective Time, the current employees of Invino shall be credited for past services with Invino for vesting and eligibility purposes (and accrual of vacation under any vacation policy) under NET's or CP's plans, programs and arrangements. Schedule 4.9 sets forth the employees of Invino and their accrued vacation time.

5. Conditions to the Obligations of Net. The obligation of Net to consummate the Merger pursuant to this agreement is subject to the satisfaction (or waiver by Net) of each of the following conditions on or before the Closing:

    5.1 Representations and Warranties True as of Closing. The representations and warranties of Invino in this agreement shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, except for changes specifically permitted or contemplated by this agreement.

    5.2 Performance of Covenants. Invino shall have performed and complied with each covenant and agreement required by this agreement to be performed or complied with by it prior to or at the Closing.

    5.3 Litigation. No injunction shall be threatened by a governmental agency to restrain, or shall be in effect restraining, the consummation of the Merger or the transactions contemplated by this agreement.

    5.4 No Adverse Change. Since the date of this agreement, there shall have occurred no material adverse change in the financial condition, results of operations or business of Invino taken as a whole.

    5.5 Consents and Approvals. All authorizations, consents, waivers, approvals or other action required to be obtained by Invino in connection with the execution, delivery and performance of this agreement by Invino and the consummation by Invino of the transactions contemplated by this agreement, or required to prevent a conflict with, breach of, or default, right of termination or acceleration of performance under, any term of any lease, contract, note or other document or instrument to which it is a party or by which it is bound shall have been duly obtained, and shall be in form and substance reasonably satisfactory to counsel to Net, and copies shall have been delivered to Net.

    5.6 Certificates. Invino shall have delivered to Net a certificate, dated the date of the Closing, of its chief executive officer confirming satisfaction of the conditions set forth in sections 5.1, 5.2, 5.3, 5.4 and 5.5, and a certificate of a duly authorized officer of Invino setting forth the resolutions of the board of directors and the stockholders authorizing the execution and delivery of this agreement and the consummation of the transactions contemplated by this agreement, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing.

    5.7 Opinion of Hutchins, Wheeler & Dittmar . Invino shall have delivered to Net an opinion of Hutchins, Wheeler & Dittmar, dated the date of the Closing, to the effect that:

         (a) Invino is a corporation validly existing and in good standing under the law of the state of Delaware and has the corporate power and authority to own and operate its properties and to carry on its business as being conducted;

         (b) Invino has the corporate power and authority to execute, deliver and perform this agreement and to consummate the transactions contemplated by this agreement; all necessary board of director and stockholder action has been taken on the part of Invino to authorize and approve this agreement and the transactions contemplated by this agreement; and this agreement has been duly executed and delivered by Invino and is valid and binding on Invino in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (whether considered in a proceeding in equity or at law); and

         (c) the execution, delivery and performance of this agreement by Invino and the consummation by Invino of the transactions contemplated by this agreement will not result in a breach or a violation by Invino of, or constitute a default by Invino under, the certificate of incorporation or by-laws of Invino or any judgment, decree, order or governmental permit or license known to such counsel to which Invino is a party or by which Invino is bound.

    5.8 Employment Agreements. The Principals shall have executed and delivered the respective Employment Agreements.

6. Conditions to the Obligations of Invino. The obligation of Invino to consummate the Merger pursuant to this agreement is subject to the satisfaction (or waiver by Invino) of each of the following conditions on or before the
Closing:

    6.1 Representations and Warranties True as of Closing. The representations and warranties of Net in this agreement shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, except for changes specifically permitted or contemplated by this agreement.

    6.2 Performance of Covenants. Net shall have performed and complied in all material respects with each covenant and agreement required by this agreement to be performed or complied with by it prior to or at the of Closing.

    6.3 Litigation. No injunction shall be threatened by a governmental agency to restrain, or shall be in effect restraining, the consummation of the Merger or the transactions contemplated by this agreement.

    6.4 No Adverse Change. Since the date of this agreement, there shall have occurred no material adverse change in the financial condition, results of operations or business of Net and its subsidiaries taken as a whole.

    6.5 Certificates. Each of New Invino and Net shall have delivered to Invino a certificate, dated the date of the Closing, of its chief executive officer confirming satisfaction of the conditions set forth in sections 6.1, 6.2, 6.3 and 6.4, and a certificate of a duly authorized officer of Net or New Invino, as the case may be, setting forth the resolutions of the board of directors of Net or New Invino, as the case may be, authorizing the execution and delivery of this agreement and the consummation of the transactions contemplated by this agreement, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing.

    6.6 Opinion of Proskauer Rose LLP. Net shall have delivered to Invino an opinion of Proskauer Rose LLP, dated the date of the Closing, to the effect that:

         (a) Net is a corporation validly existing and in good standing under the law of the state of Delaware and has the corporate power and authority to own and operate its properties and to carry on its business as being conducted;

         (b) Net has the corporate power and authority to execute, deliver and perform this agreement and to consummate the transactions contemplated by this agreement; all necessary corporate, stockholder and other action has been taken on the part of Net to authorize and approve this agreement and the transactions contemplated by this agreement; and this agreement has been duly executed and delivered by Net and is valid and binding on Net in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (whether considered in a proceeding in equity or at law);

         (c) the execution, delivery and performance of this agreement by Net and the consummation by Net of the transactions contemplated by this agreement will not result in a breach or a violation by it of, or constitute a default by it under, its certificate of incorporation or by-laws, or any judgment, decree, order, or governmental permit or license known to such counsel to which it is a party or by which it is bound;

         (d) Net has full legal power and authority to issue and deliver the shares of Net Common Stock in the manner contemplated by this agreement, and, upon the issuance of such shares in accordance with this agreement, such shares will be duly authorized, validly issued, fully paid and nonassessable.

         (e) Assuming that all the conditions and requirements of Rule 144 under the Act, as in effect on the date of the Closing, are met and satisfied, other than the conditions specified in paragraph (d) of Rule 144, any shares of NET Common Stock issued to any Stockholder pursuant to section 1.7(b) may be sold under Rule 144 at any time after the first anniversary of the Effective Time (assuming that, at the time of sale, Rule 144, as in effect on the date of this agreement, is then in effect).

    6.7 Employment Agreements. CP shall have executed and delivered the Employment Agreements.

    6.8 Merger Certificate. New Invino shall have executed and delivered to Invino a counterpart to the certificate of merger, in the form of exhibit 6.9, to be filed with the secretary of state of the state of Delaware in connection with the Merger.

7.  Indemnification and Related Matters

    7.1  Indemnification

         (a) The Stockholders, other than the Preferred Holders, shall indemnify and hold NET harmless from and against all losses, liabilities, damages and expenses (including reasonable attorneys' fees), net of any insurance proceeds, resulting from any breach of warranty, covenant or agreement, or any misrepresentation, by Invino or the Stockholders under this agreement in accordance with this section 7.

         (b) NET shall indemnify and hold the Stockholders harmless from and against all losses, liabilities damages and expenses (including reasonable attorneys' fees) resulting from any breach of warranty covenant or agreement, or any misrepresentation, by NET under this agreement in accordance with this section 7.

    7.2 Related Matters. Except as specifically set forth in this agreement, no party has made or shall have liability for any representation or warranty, express or implied, in connection with the transactions contemplated by this agreement. The parties agree that the remedies provided in this section 7 are the exclusive remedies for breach of warranty, covenant and agreement, and misrepresentation, under this agreement.

    7.3 Time and Manner of Certain Claims. The representations, warranties, covenants and agreements in this agreement shall survive the Effective Time. The party seeking indemnification

(the "Indemnified Party") shall give the party from whom Indemnification (the "Indemnifying Party") is sought a written notice ("Notice of Claim") within 50 days of the discovery of any matter in respect of which the right to indemnification contained in this section 7 may be claimed; provided, that the failure to give such notice within such 50-day period shall not result in a waiver or loss of any right to bring such claim hereunder after such period. Notwithstanding the foregoing, failure to give such notice will terminate any obligation of the Indemnifying Party with respect to such claim to the extent such failure actually prejudiced the Indemnifying Party. In the event a claim is pending or threatened or the Indemnified Party has a reasonable belief as to the validity of the basis for such claim, the Indemnified Party may give written notice (a "Notice of Possible Claim") of such claim to the Indemnifying Party, regardless of whether any loss has yet arisen from such claim. However, notwithstanding anything to the contrary in this agreement, a party shall have no liability under this agreement for breach of warranty or misrepresentation, unless a Notice of Claim or Notice of Possible Claim therefor is delivered by the party seeking to be indemnified prior to the first anniversary of the Closing, except for any Notice of Claim or Notice of Possible Claim in respect of breach of warranty or misrepresentation under section 3.1, 3.2, 3.3, the last sentence of section 3.13, section 3.20 or 3.21 (the "Exception Provisions"), in which case such date shall be the third anniversary of the Closing. Any Notice of Claim or Notice of Possible Claim shall set forth the representations, warranties, covenants and agreements with respect to which the claim is made, the facts giving rise to and alleged basis for the claim and the amount of liability, if known, asserted by reason of the claim.

    7.4 Defense of Claims by Third Parties. If any claim is made against a party that, if sustained, would give rise to a liability of another party under this agreement, the party against whom the claim is made shall promptly cause notice of the claim to be delivered to the other party or parties and shall afford the other party or parties and its or their counsel, at such other party's or parties' sole expense, the opportunity to defend or settle the claim. The failure to provide the notice referred to above shall not relieve the indemnifying party of liability under this agreement, except to the extent the Indemnifying Party has actually been prejudiced by such failure. If any claim is compromised or settled without the consent of the Indemnifying Party, no liability shall be imposed on the Indemnifying Party by reason of the claim.

    7.5 Method of Payment. Upon consummation of the Merger, and subject to the provisions of section 7.6, NET shall satisfy all claims for indemnification for breach of warranty or misrepresentation pursuant to this section 7 solely by reducing the number of shares of NET Common Stock thereafter otherwise issuable pursuant to section 1.7 in the order in which such shares otherwise would be issued (it being understood and agreed that the number of shares issuable to a particular Stockholder shall be reduced solely by the percentage set forth beside that Stockholder's name on schedule 7.5). To the extent NET is entitled to indemnification under this section 7, such shares shall be valued in accordance with the provisions of section 1.6(e), mutatis mutandis, on the Quarterly Closing Date when the reduction is to be made, and schedule 7.5 sets forth an example, for illustrative purposes only, of how such reductions are to be made.

    7.6 Maximum Liability and Remedies. The right of NET to reduce the number of shares of NET Common Stock otherwise issuable after the Effective Time pursuant to section 1.7 in accordance with section 7.5 shall be the sole and exclusive remedies of NET after the Effective Time with respect to any breach of warranty or misrepresentation under this agreement and no former stockholder, option holder, warrant holder, director, officer, employee or agent of Invino shall have any personal liability to NET under this agreement after the Effective Time for breach of warranty or misrepresentation. Notwithstanding anything to the contrary in this agreement, the Stockholders shall have no liability for indemnification for breach of warranty or misrepresentation pursuant to this section 7, until the aggregate losses to NET exceed $100,000 (the "Deductible"), at which point the Stockholders shall be liable for all losses in excess of the Deductible amount; provided, however, that the maximum aggregate liability of the Stockholders under this section 7 for breach of warranty and misrepresentation shall not exceed $800,000 (the "Maximum Indemnification"); and provided further, however, that, with respect to indemnification for breach of warranty or misrepresentation under the Exception Provisions, neither the Deductible nor the Maximum Indemnification limitation shall apply.

    7.7 No Representations or Warranties Except Under Sections 2 and 3. Each party to this agreement acknowledges, and represents and warrants to the others, that no party to this agreement is making, or intending to make, any representation or warranty to any other party, express or implied, except as expressly set forth in this section 7.7 or in section 2 or 3.

8.  Other Agreements

    8.1  Agreements of Invino and Stockholders

         (a) Neither Invino nor any Stockholder shall, directly or indirectly, engage in any discussions with any other person or entity (other than NET and its affiliates) relating to the transactions contemplated by this agreement or relating to any other acquisition, merger, financing or similar transaction involving Invino or its business. If a third party seeks to engage in any such discussion with Invino or any Stockholder, Invino and the Stockholders shall as promptly as practicable so advise NET.

         (b) Each Stockholder shall vote all the shares of NET Common Stock issued to him under this agreement in favor of the Mergers (as defined in the agreement and plan of merger dated June 28, 1999 among NET, Common Places, LLC, YouthStream Media Networks, Inc., Nunet, Inc., Nucommon, Inc., Harlan D. Peltz, Benjamin Bassi, William Townsend and Mark Palmer) at the stockholders meeting referred to in section 4.8 of that agreement and against any other transaction or proposal that might conflict with the consummation of such Mergers.

         (c) (i) No Principal may at any time after the Effective Time disclose to anyone (except in connection with the performance of services for, or otherwise on behalf of, NET or any of its subsidiaries) or use in competition with NET or any of its subsidiaries any confidential information or trade secrets with respect to the business of NET or any of its subsidiaries; provided, however, any such individual may disclose confidential information or trade secrets to the extent required by applicable law.

             (ii) No Principal may, as long as he is an employee of CP or any of its affiliates and for a period of 18 months thereafter, directly or indirectly, solicit for employment or hire any person who, during the 12-month period preceding the date of solicitation or hiring, was an employee of CP or any of its affiliates.

             (iii) No Principal may, during the Applicable Restricted Period (as defined below), except through CP or any of its affiliates, directly or indirectly, engage or be interested in (A) the business of developing or operating an Internet portal or hub targeted primarily to individuals between the ages of 16 and 25, (B) the business of developing or operating an instant messaging system, either text or voice based, (C) any business directly competitive with any business CP or any of its affiliates is engaged in at the time of his termination of employment and in which he was directly, materially involved during his employment (it being understood and agreed that CP and its affiliates shall not be deemed to have been engaged, at the time of his termination of employment, in any Abandoned Business (as defined below) or any New Market Business (as defined below)) or (D) any business directly competitive with a business developed from a project in which he was directly, materially involved during his employment (it being understood and agreed that CP and its affiliates shall not be deemed to have been engaged, at the time of his termination of employment, in any Abandoned Business or any New Market Business) (any such business referred to in (A), (B), (C) or (D), a "Restricted Business"); provided, however, that nothing in this paragraph shall limit the right of any such individual to be employed by a media or Internet company whose businesses include a Restricted Business, as long as he does not provide any services to that Restricted Business. For this purpose, a person shall be deemed to be directly or indirectly engaged or interested in a business or entity, if he is engaged or interested in that business or entity as a stockholder, member, partner, individual proprietor, director, officer, employee, agent, lender, consultant or otherwise, but not if his interest is limited solely to the ownership of 5% or less of any class of the equity or debt securities of a corporation as to which he has only a passive role. As used in this agreement,
(I) the term "Applicable Restricted Period" means (y) the period during which the Principal is an employee of the Company or any of its affiliates, and (z) the period beginning immediately thereafter and terminating (1) 24 months later, in the case of (A) above, (2) 36 months later, in the case of (B) above, and (3) 18 months later, in the case of (C) and (D) above, (II) the term "Abandoned Business" means any business in which CP and all its affiliates shall have ceased to engage, other than as a result of a sale, transfer or other disposition thereof to a third party, and (III) the term "New Market Business" means a business that does not, and is not foreseeably intended to, penetrate a particular market in which CP or any of its affiliates engage or a market to which a particular market in which CP or any of its affiliates engage would foreseeably be expected to extend.

             (iv) Each Principal acknowledges that the remedy at law for breach of the provisions of this section 6.1(c) would be inadequate and that, in addition to any other remedy NET or any of its subsidiaries or CP or any of its affiliates may have, it would be entitled to an injunction restraining any such breach or threatened breach, without any bond or other security being required and without the necessity of showing actual damages or economic loss.

    8.2 Restrictions on Shares. Prior to July 1, 2000, the Stockholders may not sell or otherwise dispose of any shares of NET Common Stock issued to them under this agreement, except that (a) after December 31, 1999 and before April 1, 2000, the Stockholders may, in the aggregate, sell or otherwise dispose of an aggregate of 83,000 shares, and (b) after December 31, 1999 and before July 1, 2000, the Stockholders may, in the aggregate, sell or otherwise dispose of an aggregate of up to 100,000 shares (including any shares sold or otherwise disposed of under the preceding clause (a)).

    8.3 Piggyback Registration. (a) If the transactions contemplated by the agreement and plan of merger referred to in section 8.1(b) are not consummated by February 28, 2000 and NET at any time thereafter proposes for any reason to register shares of NET Common Stock under the Act (other than on Form S-4 or S-8 under the Act or any successor forms), and at such time any Stockholder is not permitted to sell all the shares of NET Common Stock issued to him or her under section 1 pursuant to Rule 144(k) under the Act, then NET shall promptly give written notice to the Stockholders of its intention so to register such shares and, upon the written request, delivered to NET within 10 days after delivery of any such notice by NET, of the Stockholders to include in such registration shares of NET Common Stock issued pursuant to section 1 (which request shall specify the number of shares proposed to be included in such registration), NET shall use its best efforts to cause all such shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that, if the managing underwriter advises NET that the inclusion of all shares requested to be included in such registration would interfere with the successful marketing (including pricing) of any other shares proposed to be registered by NET, then the number of shares proposed to be included in such registration shall be included in the following order of priority:

             (i)  first, the shares to be issued by NET;

             (ii) second,  the other  shares  requested  to be  included in such registration (or, if necessary, pro rata among the holders thereof, based upon the number of shares requested to be registered by each such holder).

The Stockholders may include shares of NET Common Stock in a registration pursuant to this section 8.3 on one occasion only; provided, however, that, if the Stockholders wish to include shares of NET Common Stock in a registration pursuant to this section 8.3 and the number of shares sought to be included pursuant to this section 8.3 is reduced as set forth above, the Stockholders may include the shares sought to be, but that were not, included in one or more additional registrations in accordance with this section 8.3, until all such shares shall have been so included. In connection with any such registration, the parties shall cooperate with each other and execute and deliver such documents and agreements as are customary in the circumstances.

             (b) If, at any time,  Rule 144 under the Act is not  available to a
Stockholder  with respect to any shares of NET Common  Stock issued  pursuant to section 1.7(b), and assuming that, at the time, all the conditions and requirements of Rule 144 are met and satisfied (other than those set forth in paragraphs (d), (e), (f), (h) and (i) of Rule 144)), and NET at any time thereafter proposes for any reason to register shares of NET Common Stock under the Act (other than on Form S-4 or S-8 under the Act or any successor forms), then NET shall promptly give written notice to the Stockholders of its intention so to register such shares and, upon the written request, delivered to NET within 10 days after delivery of any such notice by NET, of the Stockholders to include in such registration shares of NET Common Stock issued pursuant to section 1.7(b) (which request shall specify the number of shares proposed to be included in such registration), NET shall use its best efforts to cause all such shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that, if the managing underwriter advises NET that the inclusion of all shares requested to be included in such registration would interfere with the successful marketing (including pricing) of any other shares proposed to be registered by NET, then the number of shares proposed to be included in such registration shall be included in the following order of priority:

             (i)  first, the shares to be issued by NET;

            (ii) second, the other shares requested to be included in such registration (or, if necessary, pro rata among the holders thereof, based upon the number of shares requested to be registered by each such holder).

In connection with any such registration, the parties shall cooperate with each other and execute and deliver such documents and agreements as are customary in the circumstances.

    8.4 Current Public Information. At all times that the Stockholders beneficially own any shares of NET Common Stock issued pursuant to section 1.7(b) and prior to the fourth anniversary of the Effective Time, NET shall make available adequate current public information, to the extent required under paragraph (c) of Rule 144 under the Act.

9.  Termination, Amendment and Waiver

    9.1 Termination. This agreement may be terminated at any time prior to the Effective Time:

         (a) by mutual consent of NET and Invino; or

         (b) by Invino or NET, if the Effective Time shall not have occurred before October 27, 1999 and such failure is not due to the breach of this agreement by the party terminating it.

         In the event of termination or abandonment of the Merger pursuant to this section 9.1, written notice of termination shall promptly be given to each other party to this agreement.

    9.2  Effect of Termination.  The termination of this agreement under section
9.1 shall not relieve Invino or any Stockholder of any liability for breach of warranty of this agreement or misrepresentation prior to the date of termination.

    9.3  Amendment.  This   agreement   may   not   be  amended,  except  by  an
instrument in writing signed on behalf of each of the parties.

    9.4 Waiver. Any term or provision of this agreement may be waived in writing at any time by the party that is entitled to the benefits of that term or provision.

10. Miscellaneous

    10.1 Enforcement of the Agreement. The parties agree that irreparable damage would occur in the event any provision of this agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties agree that they shall be entitled to an injunction to prevent breaches of this agreement and to enforce specifically the terms and provisions of this agreement in any federal or state court located in the Borough of Manhattan in the city of New York (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

    10.2 Expenses. Each of the parties shall bear its own expenses in connection with the transactions contemplated by this agreement, and no party shall have any liability to the others with respect to those expenses; provided, however,
(a) that NET shall cause the costs and expenses incurred by the Stockholders in connection with the consummation of the transactions contemplated by this agreement and approved by Invino (up to a maximum of $100,000) to be paid by Invino promptly after the Closing, and (b) if NET shall have terminated this agreement and, at the time of such termination, the conditions specified in sections 5.1, 5.2, 5.3 and 5.4 were satisfied, then NET shall reimburse Invino for its actual legal expenses incurred in connection with the transactions contemplated by this agreement, up to a maximum of $10,000.

    10.3 Validity. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this agreement, which shall remain in full force and effect, unless the invalidity or unenforceability of such provision would (a) result in such a material change to this agreement as to be unreasonable, or (b) materially or adversely frustrate the obligations of the parties in this agreement as originally written.

    10.4 Notices. All notices, requests, claims, demands and other communications under this agreement shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile transmission with confirmation of receipt, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                    if to NET or New Invino,
                    to it at:

                    c/o Network Event Theater, Inc.
                    529 Fifth Avenue, 7th Floor
                    New York, New York 10017
                    Attention: Bruce L. Resnik, Executive Vice President
                               and Chief Financial Officer
                    Fax No.: (212) 622-7370

                    if to a Stockholder,  to him or her at the address listed in schedule 10.4.

                    if to Invino, to it at:

                    675 Massachusetts Avenue
                    Cambridge, Massachusetts 02139
                    Attention:  Malay Kundu
                                Chief Executive Officer
                    Fax No.: (617) 868-3522

                    with a copy to:

                    Hutchins, Wheeler & Dittmar
                    101 Federal Street
                    Boston, MA  02110
                    Attention:  James Westra
                    Fax No.:  (617) 951-1295

or to such other address as the person or entity to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt of notice of the change).

    10.5 Governing Law. This agreement shall be governed by and construed in accordance with the law of the state of New York, regardless of the law that might otherwise govern under principles of conflicts of laws applicable to this agreement, except that the provisions of this agreement subject to the Law shall be governed by and construed in accordance with the Law.

    10.6 Headings. The headings in this agreement are for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this agreement.

    10.7 Parties in Interest. This agreement shall be binding upon and inure solely to the benefit of each party to this agreement and its successors and assigns, including, with respect to NET, the survivor of the Mergers, and nothing in this agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature under or by reason of this agreement.

    10.8 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

    10.9 Certain Definitions

         (a) An "affiliate" of a person or entity is a person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such person or entity, and "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

         (b) "Material Adverse Effect" means any adverse change in the business or financial condition of a company or its subsidiaries that is material to that company and its subsidiaries taken as a whole.

         (c) A "subsidiary" of any entity is another entity a majority of the outstanding voting securities of which are beneficially owned by the first entity.

         (d) "Tax" means all taxes or similar governmental charges, duties, imposts or levies (including, without limitation, income taxes, franchise taxes, gross receipt taxes, occupation taxes, real and personal property taxes, transfer taxes or fees, stamp taxes, sales taxes, use taxes, excise taxes, ad valorem taxes, withholding taxes, employee withholding taxes, worker's compensation, payroll taxes, unemployment insurance, social security, minimum taxes, customs duties or windfall profits taxes), together with any related liabilities, penalties, fines, additions to tax or interest, imposed by any country, any state, county, provincial or local government or any subdivision or agency of any of the foregoing.

    10.10 Entire Agreement. This agreement and the schedule and exhibits to this agreement constitute the entire agreement among the parties with respect to their subject matter and supersede all prior agreements and understandings, both written and oral, among the parties with respect to that subject matter.


                                      NETWORK EVENT THEATER, INC.


                                      By:---------------------------------


                                      NEW INVINO, INC.


                                      By:---------------------------------


                                      INVINO CORPORATION


                                      By:---------------------------------



                                       -----------------------------------
                                       Malay Kundu, Individually


                                       -----------------------------------
                                       Jason Hunter, Individually

                                       -----------------------------------
                                       Omar H. Khudari, Individually


                                       -----------------------------------
                                       Daniel B. Grunberg, Individually


                                       -----------------------------------
                                       Alan Docter, Individually


                                       -----------------------------------
                                       William O'Connell, Individually


                                       -----------------------------------
                                       William B. Tyler, Jr., Individually


                                       -----------------------------------
                                       Donna J.W. Griffiths, Individually


                                       -----------------------------------
                                       Carol Z. Rapp, Individually


                                       -----------------------------------
                                       Phillip Chet Hooker, Individually


                                       GORE CREEK TRUST


                                       By:--------------------------------
                                          Name:
                                          Title:

                              EMPLOYMENT AGREEMENT

                             Dated October 15, 1999


         The parties to this agreement are Malay Kundu residing at 375 Commonwealth Ave. #4, Boston, Massachusetts 02115 (the "Executive"), and Common Places, LLC, a Delaware limited liability company with its principal office at c/o Network Event Theater, Inc. 529 Fifth Avenue, 7th Floor, New York, New York 10017 (the "Company").

         The Company wishes to secure the services of the Executive, and the Executive has agreed to serve the Company, on the terms set forth in this agreement.

         It is therefore agreed as follows:

         1. Employment. During the term of the Executive's employment under this agreement, the Company shall employ the Executive, and the Executive shall serve the Company, as Director of Product Marketing, Student Services. The Executive shall report to Warren Reichlen, Vice-President of Business Development, Product Marketing, and Programs, and shall perform the duties and responsibilities set forth on schedule 1 and such other duties as are assigned to him from time to time by the Vice-President of Business Development, Product Marketing, and Programs that are not inconsistent with his duties as Director of Product Marketing, Student Services, as set forth on schedule 1. The Executive shall devote substantially all his business time to the performance of his duties under this agreement.

         2. Term of Employment. The term of the Executive's employment under this agreement shall commence on the date of this agreement and, subject to earlier termination upon the Executive's death or disability pursuant to section
5.1 or pursuant to section 6, shall continue until the third anniversary of the date of this agreement.

         3. Compensation. As cash consideration for his services under this agreement, the Executive shall be entitled to a salary at the rate of $105,000 a year, payable in equal installments in accordance with the Company's customary payroll practices for its employees. In addition, the Executive shall be entitled to an annual bonus of $20,000, payable not less frequently than quarterly, subject to the Executive fulfilling obligations that he and the Company mutually agree upon from time to time. Following the end of each fiscal year during the term, the Company's board of directors may increase (but not decrease) the Executive's salary or grant the Executive additional bonuses based on his performance during that year.

         4. Reimbursement of Expenses; Fringe Benefits.

            4.1 Expenses. The Company shall reimburse the Executive for all reasonable expenses incurred by the Executive in connection with the performance of his duties, upon presentation of appropriate vouchers covering the expenses.

            4.2 Fringe Benefits. The Executive (and his immediate family) shall be entitled to participate in medical, dental, disability, life insurance and other fringe benefits and executive perquisites at the same levels as comparable employees of the Company.

            4.3 Option. Upon execution and delivery of this agreement, the Company is granting the Executive options to purchase common units in the Company pursuant to the Company's 1999 Unit Plan in accordance with a letter agreement dated the date of this agreement among the parties to the letter agreement.

         5. Disability or Death.

            5.1 Disability. If, as the result of any physical or mental disability, the Executive shall fail or be unable to perform his duties for a total of 180 days in any 12-month period, the Company may, by notice to the Executive, terminate his employment under this agreement as of the date of the notice.

            5.2 Payments on Disability. If the Executive's employment is terminated pursuant to section 5.1, the Executive shall be paid, in full discharge of all the Company's obligations to the Executive, the Executive's full salary and accrued bonus, if any, under section 3, and his fringe benefits under section 4, for one month following the date of termination (or, if a shorter period, the remainder of the term), less the amount of any disability payments received by him under any disability insurance coverage provided to him by the Company. If the Executive shall request, the Company shall, at the Executive's expense, keep the Executive and his immediate family on all medical, dental and other plans they previously enjoyed under this agreement for the minimum period required under applicable law.

            5.3 Payments on Death. The Executive's employment under this agreement shall be terminated upon his death and the Executive's estate shall be paid, in full discharge of all the Company's obligations to the Executive, the Executive's full salary and accrued bonus, if any, under section 3 for three months following the date of termination (or, if a shorter period, the remainder of the term), plus the proceeds of any life insurance policy purchased by the Company on the Executive's life and payable to the Executive's heirs and estate. If the Executive's immediate family shall request, the Company shall, at the expense of the Executive's immediate family, keep them on all medical, dental and other plans they previously enjoyed under this agreement for the minimum period required under applicable law.

         6. Termination.

            6.1. Payments Upon Termination for Cause or Voluntary Resignation. The Company may terminate the Executive's employment under this agreement for cause (as defined in section 6.3). If the Executive's employment under this agreement is terminated for cause pursuant to section 6.1 or by the Executive's voluntary resignation (other than for Good Reason, as defined in section 6.3), the Company shall pay the Executive, in full discharge of its obligations to the Executive under this agreement, the accrued amount of the salary and accrued bonus, if any, and benefits due to him through the date of termination and the amount of all expense reimbursements due for periods prior to termination.

            6.2. Payments Upon Termination for Other Reasons. If the Executive's employment under this agreement is terminated by the Company for any reason other than for cause pursuant to section 6.1 or death or disability pursuant to section 5, or if the Executive's employment under this agreement is terminated by the Executive for Good Reason, the Company shall pay the Executive (a) to the extent not previously paid (and not subject to proration, offsets or claims of any kind), if, as and when otherwise payable, all salary payable pursuant to section 3 through the remainder of the term, and (b) to the extent not previously paid (and not subject to proration, offsets or claims of any kind), all bonuses, if any, previously authorized by the Company's board of directors. In addition, upon the request of the Executive, the Company shall, at the Executive's expense, keep the Executive and his immediate family on all medical, dental and other plans they have enjoyed under this agreement through the minimum period required under applicable law. None of the payments provided for in this section 6.2 shall be reduced by any amounts earned or received by the Executive from any third party at any time. Without limiting the generality of the foregoing, in the case of any termination of employment for any reason other than pursuant to section 6.1, there shall be no requirement on the part of the Executive to mitigate damages.

            6.3 Definitions. As used in this agreement:

               (a) the term "cause" shall be limited to mean: (i) the conviction of the Executive of a felony, (ii) the conviction of the Executive for a crime involving any financial impropriety or moral turpitude or that would materially interfere with the Executive's ability to perform his services required under this agreement or otherwise be materially injurious to the Company, (iii) the use of alcohol or drugs by the Executive to an extent that materially interferes with the Executive's ability to perform his services required under this agreement or otherwise is materially injurious to the Company or (iv) the willful and knowing breach by the Executive in a material respect of his obligations under this agreement after 20 days notice and an opportunity to cure and after a hearing before the board with the Executive's counsel permitted to be present at such hearing; and

               (b) the term "Good Reason" shall be limited to mean the occurrence, without the express written consent of the Executive, of any of the following circumstances: (i) a significant adverse alteration in the Executive's status in the Company, in the nature of the Executive's responsibilities or in the material conditions of the Executive's employment; (ii) a reduction by the Company in the Executive's annual basic salary or benefits as provided for in this agreement; (iii) the Company requiring that the Executive be based at a location more than 100 miles from his residence on the date of this agreement, except for required travel on the Company's business; and (iv) the Company's breach of any of its material obligations under this agreement and the continuation of that breach for 20 days after written notice by the Executive to the Company.

         7. Confidential Information. The Executive shall not, directly or indirectly, either during his employment by the Company or at any time thereafter, disclose to anyone or use (except as authorized in the regular course of the Company's business) any information acquired by him during his employment with respect to any of the Company's trade secrets or other confidential information (it being understood, however, that nothing in this agreement shall be deemed to prohibit the Executive from disclosing such information as he is required to disclose in response to a court order or other legal process, and, in any such case, he shall afford the Company as much opportunity as practicable to intervene in order to limit the information required to be disclosed or subject to a protective order any information so disclosed). For this purpose, information that is either generally known to the public or that is not used, developed or obtained in connection with the Company's actual or anticipated business shall not be considered a trade secret or confidential information.

         8. Non-Competition, etc

            8.1 Non-Competition. The Executive shall not, during the Applicable Restricted Period (as defined below), except through the Company or any of its affiliates, directly or indirectly, engage or be interested in (a) the business of developing or operating an Internet portal or hub targeted primarily to individuals between the ages of 16 and 25, (b) the business of developing or operating an instant messaging system, either text or voice based, (c) any business directly competitive with any business the Company or any of its affiliates is engaged in at the time of his termination of employment and in which he was directly, materially involved during his employment (it being understood and agreed that the Company and its affiliates shall not be deemed to have been engaged, at the time of his termination of employment, in any Abandoned Business (as defined below) or any New Market Business (as defined below)) or (d) any business directly competitive with a business developed from a project in which he was directly, materially involved during his employment (it being understood and agreed that the Company and its affiliates shall not be deemed to have been engaged, at the time of his termination of employment, in any Abandoned Business or any New Market Business) (any such business referred to in (a), (b), (c) or (d), a "Restricted Business"); provided, however, that nothing in this paragraph shall limit the right of any such individual to be employed by a media or Internet company whose businesses include a Restricted Business, as long as he does not provide any services to that Restricted
Business. For this purpose, a person shall be deemed to be directly or indirectly engaged or interested in a business or entity, if he is engaged or interested in that business or entity as a stockholder, member, partner, individual proprietor, director, officer, employee, agent, lender, consultant or otherwise, but not if his interest is limited solely to the ownership of 5% or less of any class of the equity or debt securities of a corporation as to which he has only a passive role. As used in this agreement, (I) the term "Applicable Restricted Period" means (y) the period during which the Executive is an employee of the Company or any of its affiliates, and (z) the period beginning immediately thereafter and terminating (i) 24 months later, in the case of (a) above, (ii) 36 months later, in the case of (b) above, and (iii) 18 months later, in the case of (c) and (d) above, (II) the term "Abandoned Business means any business in which the Company and all its affiliates shall have ceased to engage, other than as a result of a sale, transfer or other disposition thereof to a third party, and (III) the term "New Market Business" means a business that does not, and is not foreseeably intended to, penetrate a particular market in which the Company or any of its affiliates engage or a market to which a particular market in which the Company or any of its affiliates engage would foreseeably be expected to extend.

            8.2 Non-Solicitation.The Executive shall not, as long as he is an employee of the Company or any of its affiliates and for a period of 18 months thereafter, directly or indirectly, solicit for employment or hire any person who, during the 12-month period preceding the date of solicitation or hiring, was an employee of the Company or any of its affiliates.

            8.3 Injunction. The Executive acknowledges that the remedy at law for the breach of the provisions of section 8.1 or 8.2 would be inadequate and that, in addition to any other remedy the Company may have, it shall be entitled to an injunction restraining any such breach or threatened breach, without bond or other security being required and without the necessity of showing actual damages or economic loss.

            8.4 Governing Law. Notwithstanding the provisions of section 9.6, this section 8 shall be governed by New York law; provided, however, if this section 8.4 is, for any reason unenforceable, this section 8.4 shall be governed by section 9.6.

         9. Miscellaneous.

            9.1. Headings. The section headings of this agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this agreement.

            9.2. Notices. All notices and other communications under this agreement shall be in writing and shall be deemed given when delivered personally or mailed by registered mail, return receipt requested, to the parties at their respective addresses set forth above (or to such other address as a party may have specified by notice given to the other party pursuant to this provision) with a copy, in the case of any notice to the Executive, to:

                            Michele A. Whitham, Esq.
                            Foley, Hoag & Eliot
                            One Post Office Square
                            Boston, MA 02109

            9.3. Separability. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this agreement, which shall remain in full force and effect.

            9.4. Waiver. Either party may waive compliance by the other party with any provision of this agreement. The failure of a party to insist on strict adherence to any term of this agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing.

            9.5. Assignment. Neither party may assign any of its rights or delegate any of its duties under this agreement (other than as contemplated by this agreement) without the prior consent of the other and any assignment or delegation in violation of this prohibition shall be void. This agreement shall be binding upon and inure solely to the benefit of each party to this agreement and its respective successors, executors, administrators, heirs and permitted assigns, including, with respect to the Company, the survivor of the Mergers (as defined in the agreement and plan of merger dated June 28, 1999 among Network Event Theater, Inc., the Company, YouthStream Media Networks, Inc., Nunet, Inc., Nucommon, Inc. and certain individuals).

            9.6. Governing Law. This agreement shall be governed by and in accordance with the substantive law of the Commonwealth of Massachusetts applicable to agreements made and to be performed in Massachusetts, without giving effect to the conflict of laws principles of such Commonwealth.

            9.7. Entire Agreement. This agreement contains, and is intended as, a complete statement of all the terms of the arrangements between the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters and cannot be changed or terminated orally.

            9.8 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.


                                     COMMON PLACES, LLC


                                     By:----------------------------



                                     -------------------------------
                                     Malay Kundu

                                   Schedule 1


         Director of Product Marketing, Student Services: Malay Kundu

1. Interfaces with customers, users, and industry resources to determine requirements and resulting products for the student services portions of the YouthStream web sites.
2. Coordinator and facilitator of product plan with product development, product management, production, sales, business development, campus operations and marketing communications.
3. Creates Product Plan, which is an overview of web site and product functionality and priorities for Executive Committee approval, then implements it.
4.  Analyzes competitive offerings and integrates into the Product Plan.
5.  Oversees product marketing literature content.
6. Coordinates with Programs Group the promotion of the site to the target users.

                              EMPLOYMENT AGREEMENT

                             Dated October 15, 1999


         The  parties  to this  agreement  are  Jason  Hunter,  residing  at 169
Monsignor O'Brien Highway, Apt. #204, Cambridge, Massachusetts 02141 (the "Executive"), and Common Places, LLC, a Delaware limited liability company with its principal office at c/o Network Event Theater, Inc. 529 Fifth Avenue, 7th Floor, New York, New York 10017 (the "Company").

         The Company wishes to secure the services of the Executive, and the Executive has agreed to serve the Company, on the terms set forth in this agreement.

         It is therefore agreed as follows:

         1. Employment. During the term of the Executive's employment under this agreement, the Company shall employ the Executive, and the Executive shall serve the Company, as Director of Communications Services. The Executive shall report to Mark Palmer, Chief Technical Officer, and shall perform the duties and responsibilities set forth on schedule 1 and such other duties as are assigned to him from time to time by the Chief Technical Officer that are not inconsistent with his duties as Director of Communications Services, as set forth on schedule 1. The Executive shall devote substantially all his business time to the performance of his duties under this agreement.

         2. Term of Employment. The term of the Executive's employment under this agreement shall commence on the date of this agreement and, subject to earlier termination upon the Executive's death or disability pursuant to section
5.1 or pursuant to section 6, shall continue until the third anniversary of the date of this agreement.

         3. Compensation. As cash consideration for his services under this agreement, the Executive shall be entitled to a salary at the rate of $105,000 a year, payable in equal installments in accordance with the Company's customary payroll practices for its employees. In addition, the Executive shall be entitled to an annual bonus of $20,000, payable not less frequently than quarterly, subject to the Executive fulfilling obligations that he and the Company mutually agree upon from time to time. Following the end of each fiscal year during the term, the Company's board of directors may increase (but not decrease) the Executive's salary or grant the Executive additional bonuses based on his performance during that year.

         4. Reimbursement of Expenses; Fringe Benefits.

            4.1 Expenses. The Company shall reimburse the Executive for all reasonable expenses incurred by the Executive in connection with the performance of his duties, upon presentation of appropriate vouchers covering the expenses.

            4.2 Fringe Benefits. The Executive (and his immediate family) shall be entitled to participate in medical, dental, disability, life insurance and other fringe benefits and executive perquisites at the same levels as comparable employees of the Company.

            4.3 Option. Upon execution and delivery of this agreement, the Company is granting the Executive options to purchase common units in the Company pursuant to the Company's 1999 Unit Plan in accordance with a letter agreement dated the date of this agreement among the parties to the letter agreement.

         5. Disability or Death.

            5.1 Disability. If, as the result of any physical or mental disability, the Executive shall fail or be unable to perform his duties for a total of 180 days in any 12-month period, the Company may, by notice to the Executive, terminate his employment under this agreement as of the date of the notice.

            5.2 Payments on Disability. If the Executive's employment is terminated pursuant to section 5.1, the Executive shall be paid, in full discharge of all the Company's obligations to the Executive, the Executive's full salary and accrued bonus, if any, under section 3, and his fringe benefits under section 4, for one month following the date of termination (or, if a shorter period, the remainder of the term), less the amount of any disability payments received by him under any disability insurance coverage provided to him by the Company. If the Executive shall request, the Company shall, at the Executive's expense, keep the Executive and his immediate family on all medical, dental and other plans they previously enjoyed under this agreement for the minimum period required under applicable law.

            5.3 Payments on Death. The Executive's employment under this agreement shall be terminated upon his death and the Executive's estate shall be paid, in full discharge of all the Company's obligations to the Executive, the Executive's full salary and accrued bonus, if any, under section 3 for three months following the date of termination (or, if a shorter period, the remainder of the term), plus the proceeds of any life insurance policy purchased by the Company on the Executive's life and payable to the Executive's heirs and estate. If the Executive's immediate family shall request, the Company shall, at the expense of the Executive's immediate family, keep them on all medical, dental and other plans they previously enjoyed under this agreement for the minimum period required under applicable law.

         6. Termination.

            6.1. Payments Upon Termination for Cause or Voluntary Resignation. The Company may terminate the Executive's employment under this agreement for cause (as defined in section 6.3). If the Executive's employment under this agreement is terminated for cause pursuant to section 6.1 or by the Executive's voluntary resignation (other than for Good Reason, as defined in section 6.3), the Company shall pay the Executive, in full discharge of its obligations to the Executive under this agreement, the accrued amount of the salary and accrued bonus, if any, and benefits due to him through the date of termination and the amount of all expense reimbursements due for periods prior to termination.

            6.2. Payments Upon Termination for Other Reasons. If the Executive's employment under this agreement is terminated by the Company for any reason other than for cause pursuant to section 6.1 or death or disability pursuant to section 5, or if the Executive's employment under this agreement is terminated by the Executive for Good Reason, the Company shall pay the Executive (a) to the extent not previously paid (and not subject to proration, offsets or claims of any kind), if, as and when otherwise payable, all salary payable pursuant to section 3 through the remainder of the term, and (b) to the extent not previously paid (and not subject to proration, offsets or claims of any kind), all bonuses, if any, previously authorized by the Company's board of directors. In addition, upon the request of the Executive, the Company shall, at the Executive's expense, keep the Executive and his immediate family on all medical, dental and other plans they have enjoyed under this agreement through the minimum period required under applicable law. None of the payments provided for in this section 6.2 shall be reduced by any amounts earned or received by the Executive from any third party at any time. Without limiting the generality of the foregoing, in the case of any termination of employment for any reason other than pursuant to section 6.1, there shall be no requirement on the part of the Executive to mitigate damages.

            6.3 Definitions. As used in this agreement:

                (a) the term "cause" shall be limited to mean: (i) the conviction of the Executive of a felony, (ii) the conviction of the Executive for a crime involving any financial impropriety or moral turpitude or that would materially interfere with the Executive's ability to perform his services required under this agreement or otherwise be materially injurious to the Company, (iii) the use of alcohol or drugs by the Executive to an extent that materially interferes with the Executive's ability to perform his services required under this agreement or otherwise is materially injurious to the Company or (iv) the willful and knowing breach by the Executive in a material respect of his obligations under this agreement after 20 days notice and an opportunity to cure and after a hearing before the board with the Executive's counsel permitted to be present at such hearing; and

                (b) the term "Good Reason" shall be limited to mean the occurrence, without the express written consent of the Executive, of any of the following circumstances: (i) a significant adverse alteration in the Executive's status in the Company, in the nature of the Executive's responsibilities or in the material conditions of the Executive's employment; (ii) a reduction by the Company in the Executive's annual basic salary or benefits as provided for in this agreement; (iii) the Company requiring that the Executive be based at a location more than 100 miles from his residence on the date of this agreement, except for required travel on the Company's business; and (iv) the Company's breach of any of its material obligations under this agreement and the continuation of that breach for 20 days after written notice by the Executive to the Company.

         7. Confidential Information. The Executive shall not, directly or indirectly, either during his employment by the Company or at any time thereafter, disclose to anyone or use (except as authorized in the regular course of the Company's business) any information acquired by him during his employment with respect to any of the Company's trade secrets or other confidential information (it being understood, however, that nothing in this agreement shall be deemed to prohibit the Executive from disclosing such information as he is required to disclose in response to a court order or other legal process, and, in any such case, he shall afford the Company as much opportunity as practicable to intervene in order to limit the information required to be disclosed or subject to a protective order any information so disclosed). For this purpose, information that is either generally known to the public or that is not used, developed or obtained in connection with the Company's actual or anticipated business shall not be considered a trade secret or confidential information.

         8. Non-Competition, etc

            8.1 Non-Competition. The Executive shall not, during the Applicable Restricted Period (as defined below), except through the Company or any of its affiliates, directly or indirectly, engage or be interested in (a) the business of developing or operating an Internet portal or hub targeted primarily to individuals between the ages of 16 and 25, (b) the business of developing or operating an instant messaging system, either text or voice based, (c) any business directly competitive with any business the Company or any of its affiliates is engaged in at the time of his termination of employment and in which he was directly, materially involved during his employment (it being understood and agreed that the Company and its affiliates shall not be deemed to have been engaged, at the time of his termination of employment, in any Abandoned Business (as defined below) or any New Market Business (as defined below)) or (d) any business directly competitive with a business developed from a project in which he was directly, materially involved during his employment (it being understood and agreed that the Company and its affiliates shall not be deemed to have been engaged, at the time of his termination of employment, in any Abandoned Business or any New Market Business) (any such business referred to in (a), (b), (c) or (d), a "Restricted Business"); provided, however, that nothing in this paragraph shall limit the right of any such individual to be employed by a media or Internet company whose businesses include a Restricted Business, as long as he does not provide any services to that Restricted
Business. For this purpose, a person shall be deemed to be directly or indirectly engaged or interested in a business or entity, if he is engaged or interested in that business or entity as a stockholder, member, partner, individual proprietor, director, officer, employee, agent, lender, consultant or otherwise, but not if his interest is limited solely to the ownership of 5% or less of any class of the equity or debt securities of a corporation as to which he has only a passive role. As used in this agreement, (I) the term "Applicable Restricted Period" means (y) the period during which the Executive is an employee of the Company or any of its affiliates, and (z) the period beginning immediately thereafter and terminating (i) 24 months later, in the case of (a) above, (ii) 36 months later, in the case of (b) above, and (iii) 18 months later, in the case of (c) and (d) above, (II) the term "Abandoned Business means any business in which the Company and all its affiliates shall have ceased to engage, other than as a result of a sale, transfer or other disposition thereof to a third party, and (III) the term "New Market Business" means a business that does not, and is not foreseeably intended to, penetrate a particular market in which the Company or any of its affiliates engage or a market to which a particular market in which the Company or any of its affiliates engage would foreseeably be expected to extend.

            8.2 Non-Solicitation. The Executive shall not, as long as he is an employee of the Company or any of its affiliates and for a period of 18 months thereafter, directly or indirectly, solicit for employment or hire any person who, during the 12-month period preceding the date of solicitation or hiring, was an employee of the Company or any of its affiliates.

            8.3 Injunction. The Executive acknowledges that the remedy at law for the breach of the provisions of section 8.1 or 8.2 would be inadequate and that, in addition to any other remedy the Company may have, it shall be entitled to an injunction restraining any such breach or threatened breach, without bond or other security being required and without the necessity of showing actual damages or economic loss.

            8.4 Governing Law. Notwithstanding the provisions of section 9.6, this section 8 shall be governed by New York law; provided, however, if this section 8.4 is, for any reason unenforceable, this section 8.4 shall be governed by section 9.6.

         9. Miscellaneous.

            9.1. Headings. The section headings of this agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this agreement.

            9.2. Notices. All notices and other communications under this agreement shall be in writing and shall be deemed given when delivered personally or mailed by registered mail, return receipt requested, to the parties at their respective addresses set forth above (or to such other address as a party may have specified by notice given to the other party pursuant to this provision) with a copy, in the case of any notice to the Executive, to:

                                Michele A. Whitham, Esq.
                                Foley, Hoag & Eliot
                                One Post Office Square
                                Boston, MA 02109

            9.3. Separability. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this agreement, which shall remain in full force and effect.

            9.4. Waiver. Either party may waive compliance by the other party with any provision of this agreement. The failure of a party to insist on strict adherence to any term of this agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing.

            9.5. Assignment. Neither party may assign any of its rights or delegate any of its duties under this agreement (other than as contemplated by this agreement) without the prior consent of the other and any assignment or delegation in violation of this prohibition shall be void. This agreement shall be binding upon and inure solely to the benefit of each party to this agreement and its respective successors, executors, administrators, heirs and permitted assigns, including, with respect to the Company, the survivor of the Mergers (as defined in the agreement and plan of merger dated June 28, 1999 among Network Event Theater, Inc., the Company, YouthStream Media Networks, Inc., Nunet, Inc., Nucommon, Inc. and certain individuals).

            9.6. Governing Law. This agreement shall be governed by and in accordance with the substantive law of the Commonwealth of Massachusetts applicable to agreements made and to be performed in Massachusetts, without giving effect to the conflict of laws principles of such Commonwealth.

            9.7. Entire Agreement. This agreement contains, and is intended as, a complete statement of all the terms of the arrangements between the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters and cannot be changed or terminated orally.

            9.8 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.


                                         COMMON PLACES, LLC


                                         By:----------------------------




                                         -------------------------------
                                         Jason Hunter

                                  Schedule 1

                Director of Communications Services: Jason Hunter

1. Leading the future architecture and development of the Invino Instant Messaging Service.

2. Hiring and building the Communications Services engineering team.

3. Leading the Communications Services division in the architecture and development of YouthStream's communications services.

                              EMPLOYMENT AGREEMENT

                             Dated October 15, 1999


         The parties to this agreement are William B. Tyler, Jr., residing at 1 Chanticleer Drive, Beverly Farms, Massachusetts 01915 (the "Executive"), and Common Places, LLC, a Delaware limited liability company with its principal office at c/o Network Event Theater, Inc. 529 Fifth Avenue, 7th Floor, New York, New York 10017 (the "Company").

         The Company wishes to secure the services of the Executive, and the Executive has agreed to serve the Company, on the terms set forth in this agreement.

         It is therefore agreed as follows:

         1. Employment. During the term of the Executive's employment under this agreement, the Company shall employ the Executive, and the Executive shall serve the Company, as Director of Business Development. The Executive shall report to Warren Reichlen, VicePresident of Business Development, Product Marketing, and Programs, and shall perform the duties and responsibilities set forth on schedule 1 and such other duties as are assigned to him from time to time by the Vice-President of Business Development, Product Marketing, and Programs that are not inconsistent with his duties as Director of Business Development, as set forth on schedule 1. The Executive shall devote substantially all his business time to the performance of his duties under this agreement.

         2. Term of Employment. The term of the Executive's employment under this agreement shall commence on the date of this agreement and, subject to earlier termination upon the Executive's death or disability pursuant to section
5.1 or pursuant to section 6, shall continue until the third anniversary of the date of this agreement.

         3. Compensation. As cash consideration for his services under this agreement, the Executive shall be entitled to a salary at the rate of $90,000 a year, payable in equal installments in accordance with the Company's customary payroll practices for its employees. In addition, the Executive shall be entitled to an annual bonus of $40,000, payable not less frequently than quarterly, subject to the Executive fulfilling obligations that he and the Company mutually agree upon from time to time. Following the end of each fiscal year during the term, the Company's board of directors may increase (but not decrease) the Executive's salary or grant the Executive additional bonuses based on his performance during that year.

         4. Reimbursement of Expenses; Fringe Benefits.

            4.1 Expenses. The Company shall reimburse the Executive for all reasonable expenses incurred by the Executive in connection with the performance of his duties, upon presentation of appropriate vouchers covering the expenses.

            4.2 Fringe Benefits. The Executive (and his immediate family) shall be entitled to participate in medical, dental, disability, life insurance and other fringe benefits and executive perquisites at the same levels as comparable employees of the Company.

            4.3 Option. Upon execution and delivery of this agreement, the Company is granting the Executive options to purchase common units in the Company pursuant to the Company's 1999 Unit Plan in accordance with a letter agreement dated the date of this agreement among the parties to the letter agreement.

         5. Disability or Death.

            5.1 Disability. If, as the result of any physical or mental disability, the Executive shall fail or be unable to perform his duties for a total of 180 days in any 12-month period, the Company may, by notice to the Executive, terminate his employment under this agreement as of the date of the notice.

            5.2 Payments on Disability. If the Executive's employment is terminated pursuant to section 5.1, the Executive shall be paid, in full discharge of all the Company's obligations to the Executive, the Executive's full salary and accrued bonus, if any, under section 3, and his fringe benefits under section 4, for one month following the date of termination (or, if a shorter period, the remainder of the term), less the amount of any disability payments received by him under any disability insurance coverage provided to him by the Company. If the Executive shall request, the Company shall, at the Executive's expense, keep the Executive and his immediate family on all medical, dental and other plans they previously enjoyed under this agreement for the minimum period required under applicable law.

            5.3 Payments on Death. The Executive's employment under this agreement shall be terminated upon his death and the Executive's estate shall be paid, in full discharge of all the Company's obligations to the Executive, the Executive's full salary and accrued bonus, if any, under section 3 for three months following the date of termination (or, if a shorter period, the remainder of the term), plus the proceeds of any life insurance policy purchased by the Company on the Executive's life and payable to the Executive's heirs and estate. If the Executive's immediate family shall request, the Company shall, at the expense of the Executive's immediate family, keep them on all medical, dental and other plans they previously enjoyed under this agreement for the minimum period required under applicable law.

         6. Termination.

            6.1. Payments Upon Termination for Cause or Voluntary Resignation. The Company may terminate the Executive's employment under this agreement for cause (as defined in section 6.3). If the Executive's employment under this agreement is terminated for cause pursuant to section 6.1 or by the Executive's voluntary resignation (other than for Good Reason, as defined in section 6.3), the Company shall pay the Executive, in full discharge of its obligations to the Executive under this agreement, the accrued amount of the salary and accrued bonus, if any, and benefits due to him through the date of termination and the amount of all expense reimbursements due for periods prior to termination.

            6.2. Payments Upon Termination for Other Reasons. If the Executive's employment under this agreement is terminated by the Company for any reason other than for cause pursuant to section 6.1 or death or disability pursuant to section 5, or if the Executive's employment under this agreement is terminated by the Executive for Good Reason, the Company shall pay the Executive
(a) to the extent not previously paid (and not subject to proration, offsets or claims of any kind), if, as and when otherwise payable, all salary payable pursuant to section 3 through the remainder of the term, and (b) to the extent not previously paid (and not subject to proration, offsets or claims of any kind), all bonuses, if any, previously authorized by the Company's board of directors. In addition, upon the request of the Executive, the Company shall, at the Executive's expense, keep the Executive and his immediate family on all medical, dental and other plans they have enjoyed under this agreement through the minimum period required under applicable law. None of the payments provided for in this section 6.2 shall be reduced by any amounts earned or received by the Executive from any third party at any time. Without limiting the generality of the foregoing, in the case of any termination of employment for any reason other than pursuant to section 6.1, there shall be no requirement on the part of the Executive to mitigate damages.

            6.3 Definitions. As used in this agreement:

                (a) the term "cause" shall be limited to mean: (i) the conviction of the Executive of a felony, (ii) the conviction of the Executive for a crime involving any financial impropriety or moral turpitude or that would materially interfere with the Executive's ability to perform his services required under this agreement or otherwise be materially injurious to the Company, (iii) the use of alcohol or drugs by the Executive to an extent that materially interferes with the Executive's ability to perform his services required under this agreement or otherwise is materially injurious to the Company or (iv) the willful and knowing breach by the Executive in a material respect of his obligations under this agreement after 20 days notice and an opportunity to cure and after a hearing before the board with the Executive's counsel permitted to be present at such hearing; and

                (b) the term "Good Reason" shall be limited to mean the occurrence, without the express written consent of the Executive, of any of the following circumstances: (i) a significant adverse alteration in the Executive's status in the Company, in the nature of the Executive's responsibilities or in the material conditions of the Executive's employment; (ii) a reduction by the Company in the Executive's annual basic salary or benefits as provided for in this agreement; (iii) the Company requiring that the Executive be based at a location more than 100 miles from his residence on the date of this agreement, except for required travel on the Company's business; and (iv) the Company's breach of any of its material obligations under this agreement and the continuation of that breach for 20 days after written notice by the Executive to the Company.

         7. Confidential Information. The Executive shall not, directly or indirectly, either during his employment by the Company or at any time thereafter, disclose to anyone or use (except as authorized in the regular course of the Company's business) any information acquired by him during his employment with respect to any of the Company's trade secrets or other confidential information (it being understood, however, that nothing in this agreement shall be deemed to prohibit the Executive from disclosing such information as he is required to disclose in response to a court order or other legal process, and, in any such case, he shall afford the Company as much opportunity as practicable to intervene in order to limit the information required to be disclosed or subject to a protective order any information so disclosed). For this purpose, information that is either generally known to the public or that is not used, developed or obtained in connection with the Company's actual or anticipated business shall not be considered a trade secret or confidential information.

         8. Non-Competition, etc

            8.1 Non-Competition. The Executive shall not, during the Applicable Restricted Period (as defined below), except through the Company or any of its affiliates, directly or indirectly, engage or be interested in (a) the business of developing or operating an Internet portal or hub targeted primarily to individuals between the ages of 16 and 25, (b) the business of developing or operating an instant messaging system, either text or voice based, (c) any business directly competitive with any business the Company or any of its affiliates is engaged in at the time of his termination of employment and in which he was directly, materially involved during his employment (it being understood and agreed that the Company and its affiliates shall not be deemed to have been engaged, at the time of his termination of employment, in any Abandoned Business (as defined below) or any New Market Business (as defined below)) or (d) any business directly competitive with a business developed from a project in which he was directly, materially involved during his employment (it being understood and agreed that the Company and its affiliates shall not be deemed to have been engaged, at the time of his termination of employment, in any Abandoned Business or any New Market Business) (any such business referred to in (a), (b), (c) or (d), a "Restricted Business"); provided, however, that nothing in this paragraph shall limit the right of any such individual to be employed by a media or Internet company whose businesses include a Restricted Business, as long as he does not provide any services to that Restricted
Business. For this purpose, a person shall be deemed to be directly or indirectly engaged or interested in a business or entity, if he is engaged or interested in that business or entity as a stockholder, member, partner, individual proprietor, director, officer, employee, agent, lender, consultant or otherwise, but not if his interest is limited solely to the ownership of 5% or less of any class of the equity or debt securities of a corporation as to which he has only a passive role. As used in this agreement, (I) the term "Applicable Restricted Period" means (y) the period during which the Executive is an employee of the Company or any of its affiliates, and (z) the period beginning immediately thereafter and terminating (i) 24 months later, in the case of (a) above, (ii) 36 months later, in the case of (b) above, and (iii) 18 months later, in the case of (c) and (d) above, (II) the term "Abandoned Business means any business in which the Company and all its affiliates shall have ceased to engage, other than as a result of a sale, transfer or other disposition thereof to a third party, and (III) the term "New Market Business" means a business that does not, and is not foreseeably intended to, penetrate a particular market in which the Company or any of its affiliates engage or a market to which a particular market in which the Company or any of its affiliates engage would foreseeably be expected to extend.

            8.2 Non-Solicitation. The Executive shall not, as long as he is an employee of the Company or any of its affiliates and for a period of 18 months thereafter, directly or indirectly, solicit for employment or hire any person who, during the 12-month period preceding the date of solicitation or hiring, was an employee of the Company or any of its affiliates.

            8.3 Injunction. The Executive acknowledges that the remedy at law for the breach of the provisions of section 8.1 or 8.2 would be inadequate and that, in addition to any other remedy the Company may have, it shall be entitled to an injunction restraining any such breach or threatened breach, without bond or other security being required and without the necessity of showing actual damages or economic loss.

            8.4 Governing Law. Notwithstanding the provisions of section 9.6, this section 8 shall be governed by New York law; provided, however, if this section 8.4 is, for any reason unenforceable, this section 8.4 shall be governed by section 9.6.

         9. Miscellaneous.

            9.1. Headings. The section headings of this agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this agreement.

              9.2. Notices. All notices and other communications under this agreement shall be in writing and shall be deemed given when delivered personally or mailed by registered mail, return receipt requested, to the parties at their respective addresses set forth above (or to such other address as a party may have specified by notice given to the other party pursuant to this provision) with a copy, in the case of any notice to the Executive, to:

                     Michele A. Whitham, Esq.
                     Foley, Hoag & Eliot
                     One Post Office Square
                     Boston, MA  02109

              9.3. Separability. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this agreement, which shall remain in full force and effect.

            9.4. Waiver. Either party may waive compliance by the other party with any provision of this agreement. The failure of a party to insist on strict adherence to any term of this agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing.

            9.5. Assignment. Neither party may assign any of its rights or delegate any of its duties under this agreement (other than as contemplated by this agreement) without the prior consent of the other and any assignment or delegation in violation of this prohibition shall be void. This agreement shall be binding upon and inure solely to the benefit of each party to this agreement and its respective successors, executors, administrators, heirs and permitted assigns, including, with respect to the Company, the survivor of the Mergers (as defined in the agreement and plan of merger dated June 28, 1999 among Network Event Theater, Inc., the Company, YouthStream Media Networks, Inc., Nunet, Inc., Nucommon, Inc. and certain individuals).

            9.6. Governing Law. This agreement shall be governed by and in accordance with the substantive law of the Commonwealth of Massachusetts applicable to agreements made and to be performed in Massachusetts, without giving effect to the conflict of laws principles of such Commonwealth.

            9.7. Entire Agreement. This agreement contains, and is intended as, a complete statement of all the terms of the arrangements between the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters and cannot be changed or terminated orally.

            9.8 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.


                                      COMMON PLACES, LLC


                                      By:----------------------------




                                      -------------------------------
                                      William B. Tyler, Jr.

                                   Schedule 1

         Director of Business Development: William B. Tyler

1. Manages third party content, services, software and tools acquisition through the contractual process with a primary focus on strategic partnerships and Distance Learning areas of the site(s).

2. Manages Invino, WebDorm, School Platform & other Joint Ventures Web services from an ongoing business perspective.

3. Additional Focus: ISP's, Automobiles, Housing, Shopping Search, Hardgoods (electronics, toys, home products).

                                                          As of October 15, 1999



Mr. Jason Hunter
Mr. Malay Kundu
Mr. William B. Tyler, Jr.
Mr. Phillip Chet Hooker
c/o Invino Corporation
675 Massachusetts Avenue
Cambridge, MA  02139

         Re:  Options

Gentlemen:

         Reference is hereby made to those certain employment agreements dated as of October 15, 1999 (each referred to herein as an "Employment Agreement") between each of Messrs. Hunter, Kundu, Tyler and Common Places, LLC, a Delaware limited liability company ("CP"). The CP Board of Directors has granted, as of the date hereof, options (the "Options") to each of you to purchase CP common units under CP's 1999 Unit Option Plan in the form previously provided to each of you (the "Plan") in the amount set forth opposite your names listed below at an exercise price of $19.3575 per unit:


                    Name                         No. of Units
                    ----                         ------------

               Jason Hunter                         64,574

               Malay Kundu                          64,574

               William B. Tyler, Jr.                36,162

               Phillip Chet Hooker                  15,498

As of October 15, 1999
Page 2


         The parties agree that promptly after the date hereof (and in no event later than 45 days following the date hereof) each of you will execute an Option Agreement with CP containing the terms and conditions of the Options. Each Option Agreement will be in substantially the same form executed by CP's other optionees under the Plan and in no event shall the Options contain terms less favorable than those granted to other employee optionees; provided however, each Option Agreement shall contain the following terms:

         1. Vesting. One-third of the Options granted to each of you will vest and be exercisable on or after October 15, 2000; and the remaining two-thirds of the Options granted to each of you shall vest ratably on a quarterly basis over the following two years. In the event that all other optionees granted options under the Plan receive vesting on a quarterly basis during the first year after the date of grant, each of your Options shall also be amended to provide for quarterly vesting during the period commencing on the date hereof and ending October 15, 2000.

         2. Acceleration of Vesting and Extended Exercise Period. Upon termination of your employment with CP (i) by you for Good Reason (as such term is defined in your Employment Agreement, or in the case of Mr. Hooker, such term shall also have the same meaning set forth in the Employment Agreements), or
(ii) by CP without Cause (as such term is defined in your Employment Agreement, or in the case of Mr. Hooker, such term shall also have the same meaning as set forth in the Employment Agreements), then the vesting of all Options granted to you shall be accelerated such that all Options granted to you will be exercisable for a period of nine months after the date of such termination.

         3. Upon consummation of the mergers contemplated by that certain Agreement and Plan of Merger dated June 28, 1999 (the "CP Merger Agreement") among Network Event Theater, Inc., CP, Youthstream Media Networks, Inc. ("Youthstream") and certain other parties, the Options shall be deemed to constitute options to acquire shares of common stock of Youthstream in accordance with the terms of Section 1.6 of the CP Merger Agreement.

         This side letter shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts. This side letter may be executed in one or more counterparts, all of which when taken together shall be considered one original agreement.

As of October 15, 1999
Page 3


         If the foregoing correctly sets forth your understanding, please sign where indicated below.

                                   Sincerely,

                                   COMMON PLACES, LLC


                                   By: ----------------------------------------
                                       Name:
                                       Title:


                                   YOUTHSTREAM MEDIA NETWORKS, INC.


                                   By: ----------------------------------------
                                       Name:
                                       Title:


Accepted and agreed to
this 15th day of October, 1999



----------------------------------
Jason Hunter



----------------------------------
Malay Kundu



----------------------------------
William B. Tyler, Jr.



----------------------------------
Phillip Chet Hooker